Exhibit 10.1

Execution Version

US$1,250,000,000 SENIOR REVOLVING CREDIT FACILITY

CREDIT AGREEMENT

dated as of June 8, 2022

among

KINETIK HOLDINGS LP,

as Borrower

THE LENDERS PARTY HERETO,

THE ISSUING BANKS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION, MUFG BANK, LTD.,

PNC CAPITAL MARKETS LLC and TRUIST BANK

as Co-Syndication Agents,

TRUIST BANK and PNC CAPITAL MARKETS LLC

as Co-Documentation Agents,

and

TD SECURITIES (USA) LLC

as Sustainability Advisor

BANK OF AMERICA, N.A., WELLS FARGO SECURITIES, LLC, MUFG BANK, LTD., PNC CAPITAL MARKETS LLC, TRUIST SECURITIES, INC., TD SECURITIES (USA) LLC, MORGAN STANLEY SENIOR FUNDING, INC., CREDIT SUISSE LOAN FUNDING LLC, BARCLAYS BANK PLC, MIZUHO BANK, LTD., J.P. MORGAN SECURITIES LLC and RBC CAPITAL MARKETS LLC

as Co-Lead Arrangers and Joint Bookrunners

i

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SCHEDULES AND EXHIBITS

EXHIBITS:

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing/Interest Election Request
Exhibit D	Intentionally Deleted
Exhibit E	Form of Request for Letter of Credit
Exhibit F-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G	Form of Pricing Certificate

SCHEDULES:

Schedule A	Pricing Grid
Schedule 1.1	Existing Indebtedness
Schedule 2.1	Commitments
Schedule 2.4	Swingline Lenders and Swingline Commitments
Schedule 2.5	Issuing Banks and Letter of Credit Commitments
Schedule 2.23	Sustainability Performance Targets
Schedule 3.7	Subsidiaries
Schedule 7.1	Liens

iii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of June 8, 2022, is among KINETIK HOLDINGS LP, a Delaware limited partnership (the “Borrower”), the LENDERS (as defined below) party hereto, the ISSUING BANKS (as defined below) party hereto, BANK OF AMERICA, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, MUFG BANK, LTD., PNC CAPITAL MARKETS LLC and TRUIST BANK as Co-Syndication Agents, TRUIST BANK and PNC CAPITAL MARKETS LLC as Co-Documentation Agents, and TD SECURITIES (USA) LLC, as Sustainability Advisor.

Borrower, Lenders, Issuing Banks, the Administrative Agent, and the other Agents party hereto hereby agree as follows:

ARTICLE I.

Definitions

SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” means, when used in reference to any Loan, Borrowing or Swingline Loan, whether such Loan, the Loans comprising such Borrowing, or Swingline Loan are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Rating” means, as applicable to any Affiliate of an Issuing Bank, a Bank Rating of such Affiliate which is the same or higher than such Issuing Bank.

“Accepting Lenders” is defined in Section 2.7(c).

“Acquisition Period” means, if the Borrower has provided a Qualified Acquisition Notice, the period beginning with the Qualified Acquisition Closing Date and ending on the earliest of (a) the first anniversary of such Qualified Acquisition Closing Date, and (b) the date on which the Borrower notifies the Administrative Agent that it desires to end the Acquisition Period for such Qualified Acquisition.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Issuing Banks and the Lenders.

“Administrative Agent’s Office” means 1100 Avenue of the Americas, 7th Floor, Two Bryant Park, Mail Code: NY1-540-07-10, New York, New York 10036, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loan” is defined in Section 2.18(f).

“Affiliate” means, with respect to a specified Person, at a given time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” is defined in Section 9.3(a).

“Agents” means each of the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Sustainability Advisor.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day plus 1%, provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 p.m. New York time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction concerning bribery, corruption or money laundering, including, without limitation, the Bribery Act 2010 of the United Kingdom.

“Apache” means Apache Corporation, a Delaware corporation.

“Applicable Issuing Office” means, for any Issuing Bank, the issuing office of such Issuing Bank located in the United States specified by Borrower in any Request for Letter of Credit, or any other issuing office of such Issuing Bank which is requested by Borrower in any Request for Letter of Credit and agreed by such Issuing Bank; provided that the particular location of an issuing office located in the United States must be mutually agreed by both the applicable Issuing Bank and the Borrower.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, such office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and/or issued and maintained.

“Applicable Percentage” means, with respect to any Lender, the percentage (carried out to the ninth decimal place) of the total Commitments represented by such Lender’s Commitment; provided that, when a Defaulting Lender shall exist, “Applicable Percentage” (a) shall be adjusted for purposes of Section 2.21 as set forth in Section 2.21 and (b) shall mean for any Letters of Credit issued or increased or Loans made during such time the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and adjustments due to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rating Level” means (a) at any time the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt are equivalent ratings, the level set forth in the chart below under the heading “Applicable Rating Level” (a “Level”) opposite the ratings under the headings “Moody’s”, “S&P” and “Fitch”, and (b) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Levels, then the Applicable Rating Level shall be, (i) if two of the three ratings are the same, such rating and (ii) if none of the ratings are the same, the middle rating of the three, provided, however, that for purposes of the foregoing, (i) “≥” means a rating equal to or more favorable than; “≤” means a rating equal to or less favorable than; “>” means a rating greater than; “<” means a rating less than; (ii) in the event that there are only two available ratings and there is a split in ratings, the highest rating will apply unless there is more than one level between the ratings and then the level one below the highest rating will apply; (iii) if only one rating shall be in effect for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then the Applicable Rating Level shall be such rating; (iv) if there is no rating for the Index Debt from Moody’s, S&P or Fitch, then the Applicable Rating Level shall equal Level V; and (v) if the ratings established or deemed to have been established by Moody’s, S&P or Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rating Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower, the Issuing Banks and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation. Changes in the Applicable Rating Level will occur automatically without prior notice.

Applicable Rating Level	Moody’s	S&P	Fitch
Level I	≥ Baa2	≥ BBB	≥ BBB
Level II	Baa3	BBB-	BBB-
Level III	Ba1	BB+	BB+
Level IV	Ba2	BB	BB
Level V	≤ Ba3	≤ BB-	≤ BB-

“Applicant” means the Borrower.

“Arrangers” is defined in Section 9.1(e).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer and/or president, the chief financial officer, and the treasurer, of such Person or any general partner of such Person, and any officer or employee of such Person (or general partner of such Person) specified as such to the Administrative Agent in writing by any of the aforementioned officers of such Person (or general partner of such Person).

“Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Rating” means, with respect to any Person, the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the senior, unsubordinated, unsecured long term debt of such Person.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or consented to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Margin” means, for any day, the applicable rate per annum set forth under the caption “Base Rate Margin”, based upon the Applicable Rating Level applicable on such date and as more fully set forth on Schedule A. Each change in the Base Rate Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the Base Rate Margin will occur automatically without prior notice.

“Benchmark” means, initially, with respect to any SOFR Loan, the Adjusted Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Blackstone Funds” means, individually or collectively, any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by an Affiliate of Blackstone Inc., or any of their respective successors.

“Borrower” has the meaning assigned to such term in the Preamble.

“Borrower Audited Annual Financials” is defined in Section 5.1(a).

“Borrower Parent” means (a) as of the Effective Date, Kinetik Holdings Inc., a Delaware corporation and (b) following the consummation of any Permitted Change in Control, a direct or indirect parent company of the Borrower and designated by the Borrower in a written notice delivered to the Administrative Agent.

“Borrower Parent Annual Financials” is defined in Section 5.1(a).

“Borrower Unaudited Annual Financials” is defined in Section 5.1(a).

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by Borrower for a Borrowing in accordance with Section 2.3, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a SOFR Loan, the term “Business Day” shall only include any such day that is a U.S. Government Securities Business Day.

“Capital” means the consolidated partners’ equity of the Borrower and its Subsidiaries plus the consolidated Indebtedness of the Borrower and its Subsidiaries.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within twelve (12) months from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred eighty (180) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder and (d) money market investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et. seq., as amended from time to time.

“Certificate of Extension” means a certificate of the Borrower, executed by an Authorized Officer and delivered to the Administrative Agent, in a form acceptable to the Administrative Agent, which requests an extension of the then scheduled Maturity Date pursuant to Section 2.7.

“Change in Control” means the occurrence of any of the following:

(a) Borrower Parent ceases to own or control the General Partner or the General Partner ceases to have the power to exercise control over and direct the management policies and decisions of the Borrower; or

(b) at any time, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Permitted Holders or a corporation or other entity owned, directly or indirectly, by the shareholders of Borrower Parent in substantially the same proportions as their ownership of the stock of Borrower Parent) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) of more than 50% of the outstanding economic interests and Voting Stock of the Borrower Parent.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (i) a merger or other combination of Borrower Parent and Borrower or (ii) the consummation of any transaction or series of integrated transactions pursuant to which (x) the Borrower or the Borrower Parent becomes a direct or indirect wholly-owned subsidiary of one or more parent companies and (y) immediately following that transaction no Person (other than a Permitted Holder or one or more of such parent companies satisfying the requirements of this provision) is the beneficial owner, directly or indirectly, of more than 50% of the economic interests and the Voting Stock of such parent companies (any transaction or series of transactions under the preceding clause (ii), shall be referred to herein as a “Permitted Change in Control”).

“Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b)), by any Applicable Lending Office of such Lender or any Applicable Issuing Office of such Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any)) with any rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines or directives thereunder or issued in connection therewith and (ii) all rules, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated, or issued by any Governmental Authority or otherwise having the force of law, regardless of the date enacted, adopted or issued.

“Change Report Effective Date” is defined in Section 2.5(l).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means Truist Bank and PNC Bank, in their capacity as co-documentation agents.

“Co-Syndication Agents” means Wells Fargo Bank, National Association, MUFG Bank, Ltd., PNC Bank and Truist Bank, in their capacity as co-syndication agents.

“Commercial Operation Date” means the date on which a Qualified Project is substantially complete and commercially operable.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and Swingline Loans and to acquire participations in Letters of Credit hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Lender’s name on Schedule 2.1, as amended from time to time pursuant to the terms and conditions of this Agreement, or in the applicable Assignment and Assumption Agreement, pursuant to which such Lender shall have assumed its Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.9, (b) reduced or increased from time to time pursuant to Section 2.7 or pursuant to assignments by or to such Lender pursuant to Section 10.4, (c) [reserved]

and (d) terminated pursuant to Section 4.1, Section 8.2 or Section 8.3. The amount of the Commitment represents such Lender’s maximum Credit Exposure hereunder. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $1,250,000,000.

“Commitment Fee” is defined in Section 2.12(a).

“Commitment Fee Rate” means, for any day, the applicable rate per annum as set forth on Schedule A, based upon the Applicable Rating Level applicable on such date. Each change in the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the Commitment Fee Rate will occur automatically without prior notice.

“Communications” is defined in Section 10.1(d).

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower, its Subsidiaries and the Joint Ventures, but with respect to the latter, only to the extent of the Borrower’s or Subsidiaries’, as applicable, proportionate interest therein, for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Indebtedness” means, without duplication, (a) all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries on a consolidated basis at such time (excluding any restricted cash and Cash Equivalents and any cash or Cash Equivalents subject to any Lien other than (i) any Lien in favor of the Administrative Agent that secures the Obligations, or (ii) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business). For purposes of the foregoing, Indebtedness of a non-wholly owned Subsidiary that is Project Financing shall be excluded in the calculation of Consolidated Net Indebtedness, unless such indebtedness is recourse to the Borrower or its wholly-owned Subsidiaries (in which case, the proportionate amount of such indebtedness that is recourse to the Borrower or its wholly-owned Subsidiaries shall be included in the calculation of Consolidated Net Indebtedness).

“Consolidated Net Tangible Assets” means the total assets of the Borrower and its Subsidiaries as of the end of the Borrower’s most recent fiscal quarter for which a consolidated balance sheet of the Borrower and its Subsidiaries is available, minus the sum of (i) all current liabilities (excluding the current portion of any long-term debt) of the Borrower and its Subsidiaries reflected on such balance sheet, and (ii) total goodwill (other than goodwill or amortizable intangibles related to contractual agreements) and other intangible assets of the Borrower and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Contribution Agreement” means that certain Contribution Agreement, dated as of October 21, 2021, by and among the Borrower Parent, the Borrower, New BCP Raptor Holdco, LLC, as contributor, and solely for the purposes set forth therein, BCP Raptor Holdco, LP.

“Contribution Agreement Transactions” means those transactions contemplated by and under the Contribution Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001 of ERISA.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Exposure” means, with respect to any Lender at any time, the sum calculated in US Dollars of the outstanding principal amount of such Lender’s Loans, its LC Exposure and its Swingline Exposure at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lenders, or any other Lender.

“Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “Simple SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (ii) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any Simple SOFR Determination Day, SOFR in respect of such Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website, then SOFR for such Simple SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” of any Person means indebtedness, including capital leases, shown as debt on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Declining Lenders” is defined in Section 2.7(c).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, as reasonably determined by the Administrative Agent in consultation with the Borrower, any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans, or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon (i) the Administrative Agent’s receipt of such confirmation, and (ii) compliance in full by such Lender with its funding obligations under this Agreement as of the date of such confirmation (subject to any exception to funding set forth in clause (a) above), or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that a Lender shall not be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a governmental authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (d) above, if and for so long as both the Administrative Agent and the Borrower, each in its sole and absolute discretion, is satisfied that such Lender will continue to perform its obligations hereunder relating to Loans and Letters of Credit, such mutual satisfaction being evidenced by written confirmation signed and delivered by the Administrative Agent and the Borrower to the other, either of which may revoke such confirmation by written notice delivered to the other, upon which such Lender will again be a Defaulting Lender.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means a division under Delaware law (or any comparable event under a different jurisdiction’s laws) of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Drawing Document” means any document presented for purposes of drawing under a Letter of Credit.

“EBITDA” means, for any period, the Consolidated Net Income for such period,

(a) excluding, without duplication and to the extent included in determining such consolidated net income: (i) consolidated interest expense for such period, (ii) consolidated Taxes based on income, profits or capital of the Borrower and its Subsidiaries for such period, (iii) all amounts attributable to depreciation and accretion for such period and amortization of intangible assets for such period, (iv) nonrecurring or unusual noncash gains or losses (including (A) gains and losses in respect of dispositions of assets and (B) impairment charges in respect of tangible or intangible assets) for such period, (v) noncash increases and decreases in net income for such period due to the accounting for trading and hedging agreements, (vi) the cumulative effect for such period of a change in accounting principles, (vii) any fees and expenses for such period relating to the Transactions or the Contribution Agreement Transactions, (viii) the income or loss of any Person other than a Subsidiary or Joint Venture in which the Borrower or any Subsidiary has an ownership interest, (ix) the income or loss of, and any cash dividends or similar cash distributions paid to, any Subsidiary that is not wholly owned, directly or indirectly, by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interests in such Subsidiary, and (x) any undistributed net income of a Subsidiary to the extent that the ability of such Subsidiary to make Restricted Payments to the Borrower or another Subsidiary is, as of the date of determination of EBITDA, restricted by its organizational documents, any contractual obligations (other than this Agreement or anything permitted hereunder) or any applicable Law;

(b) including, the amount of any Qualified Project EBITDA Adjustment, if applicable;

(c) including, the amount of any Qualified Acquisition EBITDA Adjustment, if applicable; and

(d) including, without duplication, any cash dividends or similar cash distributions made by any Person to the Borrower or to any Subsidiary.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means a date agreed upon by the Borrower and the Administrative Agent as the date on which the conditions specified in Section 4.1 of this Agreement are satisfied (or waived in accordance with Section 10.2 of this Agreement).

“Effectiveness Notice” means a notice and certificate of the Borrower properly executed by an Authorized Officer of the Borrower addressed to the Lenders and delivered to the Administrative Agent, whereby the Borrower certifies satisfaction of all the conditions precedent to the effectiveness under Section 4.1 of this Agreement.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, decrees, judgments, injunctions, legally binding notices or legally binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters relating to the exposure of Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules, regulations and interpretations thereunder, in each case as in effect from time to time.

“Erroneous Payment” has the meaning specified in Section 9.8(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.8(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.8(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.8(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” is defined in Article VIII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” means the Indebtedness listed on Schedule 1.1 hereto.

“Existing Letter of Credit” means that certain Financial Standby Letter of Credit issued by JPMorgan Chase Bank, N.A. to Altus Midstream LP (n/k/a Kinetik Holdings LP) for the benefit of TXU Energy Retail Company LLC, in an aggregate face amount equal to $2,000,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Payment Date” means (a) the last day of March, June, September and December of each year and (b) the last day of the final Fee Payment Period.

“Fee Payment Period” means, initially, the period from and including the Effective Date through and including the initial Fee Payment Date, and thereafter, each period commencing on and including the day after a Fee Payment Date through and including the succeeding Fee Payment Date (except that the final Fee Payment Period for any Lender shall end on the date immediately preceding the later of the date on which the Commitment of such Lender terminates and its Credit Exposure has been paid in full or cash collateralized).

“Female Representation KPI” means “KPI 2: Female Representation in Corporate Officer Positions” as set forth on Schedule 2.23.

“Financial Letter of Credit” means any Letter of Credit other than a Performance Letter of Credit.

“Fitch” means Fitch Ratings, and any successor thereto.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with the most recent financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant hereto.

“General Partner” means Altus Midstream GP LLC, a Delaware limited liability company, and its successors as general partner of the Borrower.

“Good Faith” means honesty in fact in the conduct of the transaction concerned.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Material” means (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

“Highest Lawful Rate” is defined in Section 10.12.

“Indebtedness” of any Person means all (i) Debt, and (ii) guaranties or other contingent obligations in respect of the Debt of any other Person.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Index Debt” means senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, or (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans, Commitments or Letter of Credit Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided, further, that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Credit Exposure, Commitments or Letter of Credit Commitments, as the case may be.

“Initial Senior Notes” means Borrower’s 5.875% Sustainability-Linked Senior Notes due 2030 issued prior to or substantially simultaneously with the Effective Date pursuant to the Senior Notes Indenture.

“Instructions” means inquiries, communications and instructions (whether oral, telephonic, written, electronic mail or transmission, facsimile or other) regarding a Letter of Credit and each Request for Letter of Credit (and the term “Request for Letter of Credit” is subsumed within the term “Instruction”).

“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.8, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first (1st) day of such Interest Period, and (c) with respect to any Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day, or, with the consent of the Administrative Agent, such other day, in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), in each case as Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) each Lender identified on Schedule 2.5 with such Person having a Letter of Credit Commitment as identified on Schedule 2.5 and (b) any other Lender that shall have become an Issuing Bank, in its sole discretion, hereunder as provided in Section 2.5(j), as applicable, each in its capacity as an issuer of Letters of Credit hereunder; provided, however, that such Persons shall not have ceased to be an Issuing Bank as provided in Section 2.5(k); provided further that no such Lender shall be required to provide Letters of Credit in excess of its Letter of Credit Commitment. The Issuing Banks may, in their discretion, and with the approval of Borrower, arrange for one or more Letters of Credit (including the Existing Letter of Credit) to be issued by Affiliates of such Issuing Banks with an Acceptable Rating, in which case the term “Issuing Bank” shall include any such Affiliates with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.5 with respect to such Letters of Credit). Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Issuing Bank LC Report” is defined in Section 2.5(l).

“Joint Venture” means the following entities in which Borrower or its Subsidiaries owns the following interests, which includes (i) a sixteen percent (16%) equity interest in the Gulf Coast Express pipeline, (ii) a fifteen percent (15%) equity interest in the EPIC Crude pipeline, (iii) a thirty-three percent (33%) equity interest in the Shin Oak pipeline, and (iv) a fifty-three point three percent (53.3%) equity interest in the Permian Highway Pipeline; in each case as any such respective ownership interest may be increased from time to time.

“KPI Metric” means each of the Female Representation KPI and the Methane Emissions KPI.

“KPI Metrics Report” means an annual report (it being understood that this annual report may take the form of the annual Sustainability Report) that sets forth reasonably detailed calculations for each KPI Metric for the most recently ended calendar year, in each case including whether the relevant Sustainability Performance Target for such KPI Metric has been achieved for such calendar year.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) at such time, the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of all LC Disbursements, in each case that have not yet been reimbursed by or on behalf of Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. The LC Exposure of any Issuing Bank at any time shall be the total LC Exposure at such time for all Letters of Credit issued by such Issuing Bank.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Issuing Banks’s name on Schedule 2.5 hereto, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent, or such other amount as may be mutually agreed in writing between any Issuing Bank and Borrower, as such commitment may be reduced from time to time pursuant to the terms of Section 2.5.

“Letter of Credit Fees” means, with respect to any Letter of Credit, the letter of credit commission set forth in Section 2.12(b) as well as customary fronting, administrative, issuance, amendment, payment and negotiation charges negotiated with the applicable Issuing Bank.

“Letter of Credit Suspension Notice” is defined in Section 2.5(b).

“Leverage Ratio” means, as of the date of determination, the ratio of (i) Consolidated Net Indebtedness on the date of such calculation to (ii) EBITDA for the 12-month period ending on or immediately before such date.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind, granted or created to secure Indebtedness; provided, however, that, with respect to any prohibitions of Liens on Property, the following transactions shall not be deemed to create a Lien to secure Indebtedness: (i) production payments and (ii) liens required by statute and created in favor of U.S. governmental entities to secure partial, progress, advance, or other payments intended to be used primarily in connection with air or water pollution control.

“Limited Recourse” means, with respect to any Joint Ventures or certain Subsidiaries of the Borrower and the Indebtedness and other obligations of such Joint Venture or such Subsidiary:

(a) neither the Borrower nor any other Subsidiary guarantees or is otherwise liable in respect of, or provides credit support of any kind for the Indebtedness or other obligations of such Joint Venture or such Subsidiary other than (i) a pledge of the Capital Stock in, or Indebtedness or other obligations of, such Joint Venture, such Subsidiary or one or more other Joint Ventures, (ii) the provision of development, operations and maintenance services on an arms-length basis in the ordinary course of business, and (iii) guarantees of the Joint Venture’s or the Subsidiary’s performance of the acquisition, improvement, installation, design, engineering, construction, and development of all or any portion of the project that is financed by a Project Financing, except any such guaranty which is a guaranty of any Indebtedness relating to such Project Financing;

(b) no default on the Indebtedness or other obligations of such Joint Venture or such Subsidiary (including any rights that the holders of the Indebtedness or other obligations may have to take enforcement action against such Joint Venture or such Subsidiary) would permit upon notice, lapse of time or both any holder of Indebtedness of the Borrower or any other of its Subsidiaries to declare a default on such Indebtedness of the Borrower or any other of its Subsidiaries or cause the payment of such Indebtedness of the Borrower or any other of its Subsidiaries to be accelerated or payable prior to its stated maturity; and

(c) with respect to any such Subsidiary, such Limited Recourse Indebtedness is incurred solely in connection with a Project Financing.

“Loan” means any loan made by the Lenders to Borrower pursuant to this Agreement.

“Loan Document” means this Agreement, the Parent Guarantee, any Borrowing Request, any Interest Election Request, any Request for Letter of Credit, any Letter of Credit, any Notice of Commitment Increase, any election notice, the agreement with respect to fees described in Section 2.12(c), and each other agreement, document or instrument delivered by Borrower or any other Person in connection with this Agreement, as such may be amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means, as to any matter, that such matter could reasonably be expected to materially and adversely affect the assets, business, properties, or financial condition of the Borrower and its Subsidiaries, in each case taken as a whole.

“Maturity Date” the earliest of:

(a) The Original Maturity Date, or such other later date as may result from any extension requested by the Borrower and consented to by some or all of the Lenders pursuant to Section 2.7;

(b) The date on which the Commitments and Letter of Credit Commitments are terminated in full or reduced to zero pursuant to Section 2.9; and

(c) The date on which the Commitments and Letter of Credit Commitments otherwise are terminated in full and reduced to zero pursuant to the terms of Section 4.1, Section 8.2 or Section 8.3.

Upon the occurrence of any event described in clause (b) or (c), the Commitments and Letter of Credit Commitments shall terminate automatically and without any further action.

“Methane Emissions KPI” means “KPI 1: Methane emission intensity” as set forth on Schedule 2.23.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency in the United States.

“Non-Defaulting Lender” is defined in Section 2.18(f).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, at any time, the sum of (i) the outstanding principal amount of any Loans plus (ii) all outstanding LC Disbursements plus (iii) all accrued and unpaid interest, Commitment Fees, Letter of Credit Fees and other fees due pursuant to Section 2.12 plus (iv) all other obligations of Borrower to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

“Original Maturity Date” means June 8, 2027.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent Guarantee” shall mean the Guaranty Agreement, dated as of June 8, 2022, by Borrower Parent, in favor of the Administrative Agent.

“Participant Register” is defined in Section 10.4(g).

“Participants” is defined in Section 10.4(e).

“Partnership” is defined in Section 4.1(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Borrower or any corporation, trade or business that is, along with Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Performance Letter of Credit” means any Letter of Credit issued as an irrevocable undertaking to make payment triggered by a failure to perform a nonfinancial contractual obligation, including, without limitation, any Letter of Credit issued (a) to ensure the performance of services or the delivery of goods or (b) primarily for the purpose of securing performance obligations of Borrower or any Subsidiary to Governmental Authorities, including clean-up and remediation obligations, provided that, for the avoidance of doubt and without limiting the foregoing, no Performance Letter of Credit shall secure or otherwise support any Indebtedness for borrowed money.

“Permitted Holders” means, collectively, (a) the Blackstone Funds, and any of their Affiliates, controlled investment vehicles, and any fund managed or administered by the Blackstone Funds or any of their Affiliates, (b) ISQ Global Infrastructure Fund II L.P., and any of its Affiliates, controlled investment vehicles, and any fund managed or administered by such Person or any of its Affiliates, and (c) Apache, and any of its Affiliates, controlled investment vehicles, and any fund managed or administered by such Person or any of its Affiliates; provided, however, in all cases under clauses (a) and (b) above, excluding any operating portfolio companies of the foregoing.

“Permitted Tax Distributions” means (a) dividends or distributions by Borrower or a Subsidiary to any direct or indirect parent of Borrower in an amount required for any such direct or indirect parent to pay franchise, excise and similar taxes, (b) with respect to any taxable period (or portion thereof) for which Borrower and any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of

Borrower is the common parent, or for which Borrower is a partnership or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, dividends or distributions by Borrower or an applicable Subsidiary, as may be relevant, to any direct or indirect parent of Borrower in an amount not to exceed the sum of (i) the amount of any U.S. federal, foreign, state and/or local income taxes that Borrower and/or its Subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had the Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group and (ii) such amounts as are needed to pay any amounts owed by a direct or indirect parent of Borrower under any tax receivable agreement entered into in connection with any acquisition of property (whether assets or equity interests) by Borrower or its Subsidiaries and that contains customary terms for similar transactions; or (c) with respect to any taxable period or portion thereof during which Borrower is a pass-through entity (including a partnership or disregarded entity) for U.S. federal income tax purposes, dividends or distributions by Borrower to any member or partner of Borrower, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions sufficient to equal the sum of (i) such member or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Borrower and its Subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates (including any tax rate imposed on “net investment income” by Section 1411 of the Code)) applicable to an individual or, if higher, a corporation, resident in New York, New York or San Francisco, California (whichever is higher and for the avoidance of doubt, regardless of the actual rate applicable to such member or partner), determined by taking into account (A) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (B) the alternative minimum tax, (C) any U.S. federal, state and/or local (as applicable) loss carryforwards of such member or partner available from losses of such member or partner attributable to its direct or indirect ownership of Borrower and its Subsidiaries for prior taxable periods ending after the date of this Agreement to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and to the extent such loss had not already been utilized), (D) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income, and (E) any adjustment to such member or partner’s taxable income attributable to its direct or indirect ownership of Borrower and its Subsidiaries as a result of any tax examination, audit or adjustment with respect to any period or portion thereof, and (ii) in the case of such member or partner that is a direct or indirect parent of Borrower with an obligation under any tax receivable agreement entered into in connection with any acquisition of property (whether assets or equity interests) by Borrower or its Subsidiaries) and that contains customary terms for similar transactions, such amounts as are needed by it during the relevant period to pay amounts owed by it under such tax receivable agreement.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, joint venture, partnership, association, trust, company, firm, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

“Platform” is defined in Section 10.1(d).

“Pricing Certificate” means a certificate substantially in the form as Exhibit G executed by a Responsible Officer of the Borrower and attaching (a) true and correct copies of the KPI Metrics Report for the most recently ended calendar year and setting forth the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment for the period covered thereby and (b) a confirmation from the Sustainability Assurance Provider as to whether the relevant Sustainability Performance Target for such KPI Metric has been achieved for such calendar year.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” or, if the Bank of America, N.A. “prime rate” ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Project Financing” means any Indebtedness incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, or operation of all or any portion of any project, which is Limited Recourse.

“Property” means (i) any property owned or leased by the Borrower or any Subsidiary, or any interest of the Borrower or any Subsidiary in property, which is considered by the Borrower to be capable of producing oil, gas, or minerals in commercial quantities, (ii) any interest of the Borrower or any Subsidiary in any refinery, processing or manufacturing plant owned or leased by the Borrower or any manufacturing plant owned or leased by the Borrower or any Subsidiary, (iii) any interest of the Borrower or any Subsidiary in all present and future oil, gas, other liquid and gaseous hydrocarbons, and other minerals now or hereafter produced from any other Property or to which the Borrower or any Subsidiary may be entitled as a result of its ownership of any Property, and (iv) all real and personal assets owned or leased by the Borrower or any Subsidiary used in the drilling, gathering, processing, transportation, or marketing of any oil, gas, and other hydrocarbons or minerals, except (a) any such real or personal assets related thereto employed in transportation, distribution or marketing or (b) any interest of the Borrower or any Subsidiary in, any refinery, processing or manufacturing plant, or portion thereof, which property described in clauses (a) or (b), in the opinion of the board of directors, managers or similar governing body or management of the Borrower or its general partner, as applicable, is not a principal plant or principal facility in relation to the activities of the Borrower and its Subsidiaries taken as a whole.

“Proxy Statement” means that certain definitive Proxy Statement for Borrower Parent filed with the SEC on January 12, 2022.

“Qualified Acquisition” means (a) the Contribution Agreement Transactions and (b) any one of more transactions (i) pursuant to which the Borrower or any of its Subsidiaries acquires or has agreed to acquire (or a direct or indirect parent company of the Borrower acquires and contributes to the Borrower or any of its Subsidiaries), for an aggregate purchase price of not less than $35,000,000, (A) at least 20% (or if such percent or more is already owned, any additional incremental amount) of the issued and outstanding Capital Stock of any other Person or (B) other property or assets of, or of any operating division or business unit of, any other Person (other than acquisitions of Capital Stock of such Person and acquisitions by Borrower or any of its Subsidiaries of inventory or supplies in the ordinary court of business) and (ii) which is designated by the Borrower by a Qualified Acquisition Notice.

“Qualified Acquisition Closing Date” means the closing date for a Qualified Acquisition.

“Qualified Acquisition EBITDA Adjustment” means, with respect to any Qualified Acquisition, an adjustment to EBITDA as if such Qualified Acquisition occurred on the first day of the relevant period; provided that (a) such pro forma adjustment (i) shall be calculated based on (A) for the first fiscal quarter ending on or after the applicable Qualified Acquisition Closing Date, the actual EBITDA of the Person or assets being acquired for such first fiscal quarter multiplied times four (4), (B) for the second fiscal quarter ending on or after the Qualified Acquisition Closing Date, the actual EBITDA of the Person or assets being acquired for such two fiscal quarter period multiplied times two (2), (C) for the third fiscal quarter ending on or after the Qualified Acquisition Closing Date, the actual EBITDA of the Person or assets being acquired for such three fiscal quarter period multiplied times four-thirds (4/3), and (D) for each fiscal quarter thereafter, the actual EBITDA of the Person or assets being acquired for such relevant period, and (ii) shall be increased by, without duplication (and, in each case, without duplication of any items to the extent accounted for in the computation of Consolidated Net Income), the amount of “run rate” cost savings, operating expense reductions and other revenue or cost synergies that are projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken no later than 24 months after the date of such Qualified Acquisition relating to such Qualified Acquisition, net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount of all adjustments pursuant solely to this clause (ii) during any period shall be limited to 30% of the total actual consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding fiscal quarter ending on or prior to the date of determination, calculated on an annualized basis (which total actual consolidated EBITDA shall be determined without including any Qualified Acquisition EBITDA Adjustments), and (b) the Administrative Agent shall receive such documentation, including financial statements and projections, reasonably requested by the Administrative Agent supporting such pro forma adjustments.

“Qualified Acquisition Notice” means Borrower’s written notice of its election to designate a transaction as a Qualified Acquisition.

“Qualified Project” means the acquisition, construction or expansion of any capital project by the Borrower or any of its Subsidiaries, or by a joint venture in which the Borrower or any of its Subsidiaries owns an equity interest, the aggregate capital cost of which exceeds or is reasonably expected to exceed $20,000,000.

“Qualified Project EBITDA Adjustments” means with respect to each Qualified Project:

(a) prior to the Commercial Operation Date of a Qualified Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Qualified Project) of an amount (determined by the Borrower in good faith in a commercially reasonable manner and certified by the chief financial officer of the general partner of the Borrower and approved by the Administrative Agent) equal to the projected consolidated EBITDA attributable to such Qualified Project (including, in the case of a Qualified Project of a joint venture, the Borrower or its Subsidiaries’ pro rata share of projected EBITDA for such joint venture attributable to the equity interest of the Borrower and its Subsidiaries in such joint venture (calculated in accordance with the definition of “EBITDA” as if such joint venture were a Subsidiary)) for the first twelve-month period following the scheduled Commercial Operation Date of such Qualified Project (such amount referred to as “Projected Post-Operation EBITDA” and to be determined based on projected revenues from such Qualified Project, scheduled Commercial Operation Date, and other reasonable factors), which may, at the Borrower’s option, be added to actual consolidated EBITDA for the fiscal quarter in which construction of such Qualified Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Qualified Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual consolidated EBITDA attributable to such Qualified Project following such Commercial Operation Date)(calculated, in the case of a joint venture, in accordance with the definition of “EBITDA” as if such joint venture were a Subsidiary); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; provided, further, however, that if the Commercial Operation Date occurs on a date other than the last day of a fiscal quarter, then the applicable reduction shall be prorated by multiplying the applicable reduction percent by a fraction, the numerator of which is the number of days during the period beginning on the scheduled Commercial Operation Date through (and including) the last day before the actual Commercial Operation Date and the denominator of which is the number of days during the period beginning on (and including) the scheduled Commercial Operation Date through (and including) the last day of the fiscal quarter during which the actual Commercial Operation Date occurs; and

(b) for each of the first four full fiscal quarters after the Commercial Operation Date, the difference between Projected Post-Operation EBITDA and actual consolidated EBITDA through the end of the applicable quarter attributable to such Qualified Project (calculated, in the case of a joint venture, in accordance with the definition of “EBITDA” as if such joint venture were a Subsidiary); provided that, in the event such actual consolidated EBITDA shall materially differ from Projected Post-Operation EBITDA through the end of the applicable quarter, Projected Post-Operation EBITDA shall be redetermined in respect of the then unexpired portion of the first four fiscal quarters after the Commercial Operation Date in the same manner as set forth in clause (a) above, such amount to be approved by the Administrative Agent, which may, at the Borrower’s option, be added to actual consolidated EBITDA for the Borrower and its Subsidiaries for such fiscal quarters.

Notwithstanding the foregoing:

(i) no such additions shall be allowed with respect to any Qualified Project unless:

(1) prior to the delivery of the first certificate required by Section 5.1(c) (or such later time as the Administrative Agent may agree in its sole discretion), to the extent Qualified Project EBITDA Adjustments will be made to consolidated EBITDA in determining compliance with Article VI as of the end of the applicable fiscal quarter covered by such certificate, the Borrower shall have delivered to the Administrative Agent written pro forma projections of consolidated EBITDA of the Borrower and its Subsidiaries attributable to such Qualified Project; and

(2) prior to the date such certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent;

(ii) the aggregate amount of all Qualified Project EBITDA Adjustments during any period shall be limited to 30% of the total actual consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding fiscal quarter ending on or prior to the date of determination, calculated on an annualized basis (which total actual consolidated EBITDA shall be determined without including any Qualified Project EBITDA Adjustments); and

(iii) for the avoidance of doubt, the foregoing consolidated EBITDA adjustments shall be adjusted with respect to the portion of consolidated EBITDA which would be attributable to any non-wholly owned Subsidiaries of the Borrower or joint ventures to reflect only the Borrower’s pro rata ownership interest in such Subsidiaries and joint ventures.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reconciliation Report” is defined in Section 5.1(a).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 p.m. (New York time) on the day that is two (2) Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then two (2) Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” is defined in Section 10.4(c).

“Regulation U” means any of Regulations T, U or X of the Board from time to time in effect and shall include any successor or other regulations or official interpretations of said Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System or any successor Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board or the NYFRB, or, in each case, any successor thereto.

“Replacement Lenders” is defined in Section 2.7(c)(i).

“Request for Letter of Credit” means a request by Borrower for a Letter of Credit in accordance with Section 2.5(b), in substantially the form of Exhibit E or any other form approved by the applicable Issuing Bank.

“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Credit Exposures (provided, that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans) and Unfunded Commitments representing at least 51% of the sum of the Total Credit Exposure and Unfunded Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 8.1, and for all purposes after the Loans become due and payable pursuant to Section 8.1 or the Commitments expire or terminate, then, as to each Lender, the Unfunded Commitment of each Lender shall be deemed to be zero; provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as amended from time to time.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) by a Person with respect to any Capital Stock issued by such Person or any payment (whether in cash, securities or other property) by a Person on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Capital Stock issued by such Person or of any option, warrant or other right to acquire any such Capital Stock.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person or vessel listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50 percent or more by any Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Security Arrangements” means any arrangements requiring that Borrower issue a letter of credit or otherwise provide security.

“Senior Note Documents” means the Initial Senior Notes, the Senior Notes Indenture, the related guaranties and the other material agreements, documents and instruments executed in connection therewith.

“Senior Notes Indenture” means the Indenture, dated as of the Effective Date, by and among Borrower, as issuer, the Borrower Parent that is a guarantor party thereto and the Senior Notes Trustee.

“Senior Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Senior Notes Indenture.

“S&P” means Standard and Poor’s Financial Services, LLC a subsidiary of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Simple SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Simple SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator and, when used in reference to any Loan, Borrowing or Swingline Loan, refers to whether such Loan, the Loans comprising such Borrowing, or Swingline Loan are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Margin” means, for any day, the applicable rate per annum set forth on Schedule A under the caption “SOFR Margin” based upon the Applicable Rating Level applicable on such date. Each change in the SOFR Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the SOFR Margin will occur automatically without prior notice.

“Standard Letter of Credit Practice” means, for an Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be. Such practices shall be (i) of banks that regularly issue Letters of Credits in the particular city and (ii) required or expressly permitted under the UCP 600 or the ISP 98, as chosen in the applicable Letter of Credit.

“subsidiary” means, with respect to any Person, at a given time, any corporation, partnership, limited liability company or other similar entity of which more than 50% of the outstanding capital stock (or other equity) having ordinary voting power to elect a majority of the board of directors, managers or similar governing body or management of such corporation, partnership, limited liability company or entity (irrespective of whether or not at the time capital stock (or other equity) or any other class or classes of equity of such corporation, partnership, limited liability company or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

“Subsidiary” means any subsidiary of the Borrower.

“Sustainability Advisor” means TD Securities (USA) LLC, in its capacity as the sustainability advisor.

“Sustainability Assurance Provider” means, (a) as designated from time to time by the Borrower, a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing or (b) another firm designated by the Borrower and approved by the Required Lenders which, in each case, shall apply substantially the same attestation standards and methodology used in applicable reporting criteria, except for any changes to such standards and/or methodology that are approved by the Borrower and either (x) are consistent with then generally accepted industry standards or (y) if not so consistent, are approved by the Required Lenders.

“Sustainability Commitment Fee Adjustment” means, with respect to any KPI Metrics Report, for any period between Sustainability Pricing Adjustment Dates, (a) positive 0.02%, if neither of the Sustainability Performance Targets as set forth in the KPI Metrics Report have been satisfied for the relevant calendar year, (b) 0.00% if only one of the Sustainability Performance Targets as set forth in the KPI Metrics Report has been satisfied for the relevant calendar year and (c) negative 0.02% if both of the Sustainability Performance Targets as set forth in the KPI Metrics Report have been satisfied for the relevant calendar year.

“Sustainability Performance Targets” means, for any calendar year, with respect to (a) the Female Representation KPI, the target percentage of female representation in corporate officer positions for such calendar year as set forth on Schedule 2.23 and (b) the Methane Emissions KPI, the percentage reduction in methane emissions intensity relative to the baseline year for such calendar year as set forth on Schedule 2.23; provided that, in each case, if Borrower subsequently issues a sustainability-linked debt instrument linked to the same KPI Metric and with an observation date for such calendar year, but with a higher percentage of representation or reduction, as the case may be, the relevant Sustainability Performance Target shall be automatically adjusted upward to equal the percentage of representation or reduction, as applicable, required by such subsequent sustainability-linked debt instrument.

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.23(a).

“Sustainability Rate Adjustment” means, with respect to any KPI Metrics Report, for any period between Sustainability Pricing Adjustment Dates, (a) positive 0.05%, if neither of the Sustainability Performance Targets as set forth in the KPI Metrics Report have been satisfied for the relevant calendar year, (b) 0.00% if only one of the Sustainability Performance Targets as set forth in the KPI Metrics Report has been satisfied for the relevant calendar year and (c) negative 0.05% if both of the Sustainability Performance Targets as set forth in the KPI Metrics Report have been satisfied for the relevant calendar year.

“Sustainability Recalculation Transaction” means any acquisition, disposition, merger or similar transaction or series of related transactions consummated by Borrower or any of its Subsidiaries whereby, as a result of the consummation of such transaction or series of related transactions, Borrower and its Subsidiaries’ methane emissions intensity would reasonably be expected to be increased or decreased by 5.00% or more as compared to Borrower and its Subsidiaries’ methane emissions intensity immediately prior to the consummation of such transaction, as determined in good faith by Borrower.

“Sustainability Report” means the annual environmental, social and governance report publicly reported by the Borrower and published on an Internet or intranet website to which each Lender and the Administrative Agent have been granted access free of charge (or at the expense of the Borrower).

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.4 attached hereto or (ii) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Effective Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.4(c).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time, other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender, and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lenders” means Bank of America, N.A. and each other Lender that agrees to provide a Swingline Loan, each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.4.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement” means that certain Credit Agreement dated as of June 8, 2022, by and among the Borrower, as borrower, PNC Bank, National Association, as administrative agent, the lenders from time to time party thereto and each other party from time to time party thereto.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 p.m., New York time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Threshold Amount” means $200,000,000.

“Total Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UN Convention” means the United Nations Convention on Independent Guarantees and Standby Letters of Credit.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Credit Exposure; provided, that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans.

“United Kingdom” or “UK” means the United Kingdom and any country which makes up a part thereof.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“USA Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“US Dollars” or “$” or “US$” refers to lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors (or similar governing body) of such Person.

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA.

“Withholding Agent” means Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect (i) to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.4 Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in US Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.5 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the undrawn stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

The Credits

SECTION 2.1 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans in US Dollars to Borrower and to acquire participations in Letters of Credit hereunder from time to time during the Availability Period in an aggregate principal amount up to, but not to exceed, the amount of such Lender’s Commitment, provided that such Loans and Letter of Credit participations will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the Total Credit Exposures exceeding the total Commitments. Subject to the conditions set forth herein, Borrower may borrow, prepay and reborrow Loans. The Borrower shall be liable for all Obligations.

SECTION 2.2 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans in US Dollars as Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement and any Affiliate of such Lender shall comply with Section 2.17(f) if it makes such Loan pursuant to the exercise of such option.

(c) At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (including any continuation or conversion of existing Loans made in connection therewith). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (including any continuation or conversion of existing Loans made in connection therewith); provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) SOFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.3 Requests for Borrowings. To request a Borrowing, Borrower shall notify the Administrative Agent of such request in writing or by telephone (a) in the case of a SOFR Borrowing, not later than 1:00 p.m., New York time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 12:00 p.m. (noon), New York City time. Any such telephonic Borrowing Request shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request signed by Borrower. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.4 Swingline Loans.

(a) Swingline Loans. Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Swingline Lender severally agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (ii) such Swingline Lender’s Credit Exposure exceeding its Commitment, or (iii) the sum of the Total Credit Exposure exceeding the total Commitments; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Any Swingline Loans funded by a Swingline Lender shall reduce on a dollar-for-dollar basis availability under this Agreement and such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Procedure for Requesting a Swingline Loan. To request a Swingline Loan, the Borrower shall submit a written notice (a “Swingline Loan Notice”) to the applicable Swingline Lender (with a copy to the Administrative Agent) in writing not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each Swingline Loan Notice shall be in a form approved by the applicable Swingline Lender, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Unless the applicable Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m., New York City time, on the date of the proposed Swingline Borrowing (A) directing such Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in Section 2.4(a), or (B) that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, then, subject to the terms and conditions hereof, the applicable Swingline Lender will, not later than 4:00 p.m., New York City time, on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower.

(c) Failure to Make Swingline Loans. The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.

(d) Swingline Loan Participations. Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Lenders. The

Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(e) Replacement of Swingline Lenders. Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f) Resignation of Swingline Lender. Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.4(e) above.

(g) Interest for Account of Swingline Lenders. Each Swingline Lender shall be responsible for invoicing the Borrower for interest on the applicable Swingline Loans. Until each Lender funds its participation pursuant to this Section 2.4 to refinance such Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable Swingline Lender.

(h) Payments Directly to Swingline Lenders. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the applicable Swingline Lender.

SECTION 2.5 Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account and may request the issuance of Letters of Credit for the account of any Subsidiary in any form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period by submitting a Request for Letter of Credit which shall be irrevocable, and (subject to the conditions set forth in Section 4.2), the applicable Issuing Bank will issue such Letters of Credit. Letters of Credit shall be denominated in US Dollars. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any agreement submitted to, or entered into with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Issuing Bank’s records of the content of any Instruction shall be conclusive absent manifest error. An Issuing Bank may transmit a Letter of Credit and any amendment thereto by S.W.I.F.T. message and thereby bind Applicant directly and as indemnitor to the S.W.I.F.T. rules, including rules obligating Applicant or Issuing Bank to pay charges. An Issuing Bank shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority shall by its terms enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law, rule, regulation of, or treaty among, one or more Governmental Authorities applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and for which such Issuing Bank is not otherwise compensated hereunder. The Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(b) Procedure for Requesting a Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank with a notice copy to the Administrative Agent (reasonably, but no less than three (3) Business Days, in advance of the requested date of issuance, amendment, renewal or extension) a Request for Letter of Credit requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit will become effective, the date on which such Letter of Credit is to expire (which shall comply with Section 2.5(c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure of such Issuing Bank shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the lesser of (A) aggregate Letter of Credit Commitments and (B) $150,000,000, (iii) the Total Credit Exposure shall not exceed the total Commitments and (iv) following the effectiveness of any Maturity Date extension request, the LC Exposure in respect of all Letters of Credit having an expiration date after the previously effective Maturity Date shall not exceed the aggregate Commitments of the consenting Lenders extended pursuant to Section 2.7; provided that an Issuing Bank shall not issue, amend, renew or extend any Letter of Credit (other than automatic renewals or extensions thereof pursuant to customary evergreen provisions or amendments that do not effect an extension, or increase the stated face amount, of such Letter of Credit) if it shall have been notified by the Administrative Agent at the written request of the Required Lenders that a Default or an Event of Default has occurred and is continuing and that, as a result, no further Letters of Credit shall be issued by it (a “Letter of Credit Suspension Notice”); provided, however, that such Issuing Bank shall have received such Letter of Credit Suspension Notice no less than three (3) Business Days prior to the issuance of any Letter of Credit. Each determination as to whether a Letter of Credit constitutes a Financial Letter of Credit or a Performance Letter of Credit shall be made by the Administrative Agent and the applicable Issuing Bank, acting reasonably and, once made, shall be conclusive and binding upon Borrower, the Lenders and the Issuing Banks.

(c) Letter of Credit Tenor. Each Letter of Credit shall expire at or prior to the close of business not later than the earlier of (i) the date one (1) year after the date of effectiveness of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after the expiration date in effect immediately preceding such renewal or extension) and (ii) the then effective Maturity Date; provided that any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in clause (ii) above) upon notice by the applicable Borrower delivered to the Issuing Bank not less than ten (10) days before the then effective expiration date. Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of the applicable Issuing Bank, expire after the Maturity Date for one additional extension period but on or before the date that is one year after the Maturity Date, provided that Borrower hereby agrees that it shall provide cash collateral in an amount of such Letter of Credit equal to 102% of the LC Exposure plus 100% of the Letter of Credit Fees for the period up to the extended expiration date in respect of any such outstanding Letter of Credit to the applicable Issuing Bank at least ninety (90) days prior to the Maturity Date, which such amount shall be (i) deposited by Borrower in an account in the name of Borrower at, and for the benefit of, such Issuing Bank and (ii) held by such Issuing Bank for, and until, the satisfaction of Borrower’s reimbursement obligations in respect of such Letter of Credit until the expiration of such Letter of Credit. The Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the deposit or through the investment of such deposits, which investments, if any, shall be made by the Issuing Bank, at its option and reasonable discretion, in consultation with Borrower, and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary set forth herein, any Letter of Credit issued with an expiration date beyond the Maturity Date shall, to the extent of any undrawn amount remaining thereunder on the Maturity Date, cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Lenders’ obligations to participate in Letters of Credit pursuant to Section 2.5(d). For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.7, “Maturity Date” as referenced in this sentence shall refer to the Maturity Date as extended pursuant to Section 2.7; provided that, notwithstanding anything in this Agreement (including Section 2.7 hereof) or any other Loan Document to the contrary, the Maturity Date and the Availability Period, as such terms are used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank. If Borrower is required to provide an amount of cash collateral pursuant to this Section 2.5(c), such amount including any accumulated interest or profit (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after the expiration of all Letters of Credit secured by such amounts and the repayment of any LC Disbursements made in respect thereof, and, to the extent applicable, any lien related to the cash collateral shall be released by the Issuing Bank.

(d) Issuance of Letters of Credit. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, the amount equal to such Lender’s Applicable Percentage of such LC Disbursement made by such Issuing Bank and not reimbursed by Borrower on the applicable date due as provided in Section 2.5(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit (provided that such Letter of Credit shall expire no later than the date set forth in Section 2.5(c)), or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment of Drawings. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse or cause reimbursement of such LC Disbursement by paying or causing to be paid to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the first (1st) Business Day immediately following the date on which Borrower shall have received notice of such LC Disbursement; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with ABR Loans or Swingline Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan or Swingline Loan. To the extent such payment is so financed or Borrower fails to make such payment or cause it to be made when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from Borrower the amount in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the amount of such payment then due from Borrower in US Dollars, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from Borrower or any Subsidiary pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations; Limitation on Liability. To the extent permitted by applicable law, Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.5(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the honoring of a presentation under any Letter of Credit which on its face substantially complies with the terms of such Letter of Credit, (v) the honoring of a presentation of any Drawing Documents which appear on their face to have been signed, presented or issued (X) by any purported successor or transferee of any beneficiary or other party required to sign, present or issue the Drawing Documents or (Y) under a new name of the beneficiary, (vi) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit, (vii) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness, or legal effect of any presentation under any Letter of Credit or of any Drawing Documents, (viii) the disregarding of any non-documentary conditions stated in any Letter of Credit, (ix) acting upon any Instruction which it, in Good Faith, believes to have been given by a Person authorized to give such instruction, (x) any delay in giving or failing to give any notice, (xi) any acts, omissions or fraud by, or the solvency of, any beneficiary, (xii) any breach of contract between the beneficiary and Applicant or any of the parties to the underlying transaction, (xiii) any assertion or waiver of any provision of the UCP 600 or ISP 98 which primarily benefits an issuer of a letter of credit, including, any requirement that any Drawing Document be presented to it at a particular hour or place, (xiv) any payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under the Standard Letter of Credit Practice applicable to it, (xv) any acting or failing to act as required or expressly permitted under Standard Letter of Credit Practice (or in the case of other independent undertakings or guarantees, the UN Convention) applicable to where it has issued, confirmed, advised or negotiated such Credit, as the case may be, or (xvi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. To the extent permitted by applicable law, neither the Administrative Agent, the Lenders nor any of the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing provisions of this Section 2.4 shall not be construed to excuse any Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. If, at the applicable Issuing Bank’s and Administrative Agent’s discretion, a Letter of Credit is to be governed by a law other than that of the State of New York, Issuing Bank shall not be liable for any costs, losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for the Issuing Bank resulting from any act or omission by Issuing Bank in accordance with the UCP or the ISP, as applicable, and Applicant shall indemnify Issuing Bank for all such costs, losses, claims, damages, liabilities and related expenses, subject to Section 10.3(d).

(g) LC Disbursements. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and Borrower by telephone or electronic mail (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interest. If an Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate of interest per annum then applicable to ABR Loans; provided that, if Borrower fails to reimburse such LC Disbursement by the date that is three (3) Business Days following the date such reimbursement is due pursuant to Section 2.5(e), then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.5(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization in Event of Default. If any Event of Default described in Section 8.1(a) shall occur and be continuing, Borrower shall, within three (3) Business Days after Borrower receives notice from the Administrative Agent at the request of the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, deposit in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank and the Lenders, an amount in cash equal to the sum of (i) the aggregate LC Exposure and (ii) the estimated Letter of Credit Fees for the period up to the current maturity (without any renewal or extension) for any outstanding Letter of Credit; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the (i) occurrence of any Event of Default with respect to Borrower described in Section 8.1(g) or (ii) acceleration of the maturity of the Loans and termination of the Commitments and Letter of Credit Commitments pursuant to Section 8.3. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement in accordance with this paragraph. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount including any accumulated interest or profit (to the extent not applied as aforesaid) shall be returned to Borrower within five (5) Business Days after the earlier of (i) all Events of Default have been cured or waived or (ii) expiration of all Letters of Credit secured by such amounts and the repayment of any LC Disbursements made in respect thereof, and, to the extent applicable, any lien related to the cash collateral shall be released by the Administrative Agent.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, upon notice to the Administrative Agent, designate as Issuing Banks one or more Lenders that agree to serve, in such Lender’s sole discretion, in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to such Issuing Bank, executed by the Borrower, the Administrative Agent and such Issuing Bank, including a sublimit for the aggregate amount of Letters of Credit it is willing to issue (which amount will be the Letter of Credit Commitment of such Issuing Bank), and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder. Notwithstanding anything to the contrary contained herein, any Issuing Bank may resign as an Issuing Bank under this Agreement at any time that such Issuing Bank has no Letters of Credit issued and outstanding under this Agreement; provided that (i) any resignation by such Issuing Bank as such shall be subject to the Borrower’s prior written acknowledgement and acceptance, and (ii) any assignment by a Lender that is an Issuing Bank of its Letter of Credit Commitment shall be subject to the Borrower’s prior written consent, which acknowledgement and acceptance or consent, as applicable, may be withheld by the Borrower in its sole and absolute discretion unless and until one or more Issuing Banks or additional Issuing Banks with the same or higher Bank Rating and which are eligible and able to issue Letters of Credit that comply in all respects with the requirements of the Security Arrangements assume and become obligated for the Letter of Credit Commitment of the resigning or assigning Issuing Bank, and in such event, the Borrower shall not unreasonably withhold its acknowledgment and acceptance or consent, as applicable; provided, however, notwithstanding the foregoing, if there is a Change of Law which prohibits an Issuing Bank from acting as an Issuing Bank under this Agreement, then such Issuing Bank shall be permitted to resign as an Issuing Bank at any time thereafter that such Issuing Bank has no Letters of Credit issued and outstanding under the Credit Agreement.

(k) Termination of Issuing Banks. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the tenth (10th) Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, Borrower shall pay all unpaid Letter of Credit Fees accrued for the account of the terminated Issuing Bank. Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit. Without limiting the foregoing, following the delivery by the Borrower of any notice of termination in respect of any Issuing Bank (and regardless of whether such notice has become effective), such Issuing Bank shall have no obligation to issue, amend, renew or extend any Letter of Credit.

(l) Issuing Bank Reporting. Each Issuing Bank acknowledges and agrees that it will provide a report (“Issuing Bank LC Report”) to Administrative Agent on the same date of issuance, amendment, or cancellation of any Letter of Credit, which report shall be deemed effective as of the date of such issuance, amendment, or cancellation (the “Change Report Effective Date”). Each Issuing Bank LC Report shall provide as of the effective date of such report (i) the face amount, the amount of any drawings, the undrawn amount and any other relevant information for all Letters of Credit issued by such Issuing Bank, (ii) the LC Exposure of such Issuing Bank, calculated on a daily basis for each day since the most recently delivered Issuing Bank LC Report, and (iii) any additional information reasonably requested by Administrative Agent.

(m) Electronic Transmissions. Each Issuing Bank is authorized to accept and process any Request for Letter of Credit and any amendments, transfers, assignments of proceeds, Instructions, consents, waivers and all documents relating to the Letter of Credit or the Request for Letter of Credit which are sent to such Issuing Bank by electronic transmission, including S.W.I.F.T., electronic mail, facsimile, courier, mail or other computer generated telecommunications and such electronic communication shall have the same legal effect as if written and shall be binding upon and enforceable against Applicant. Each Issuing Bank may, but shall not be obligated to, require authentication of such electronic transmission or that such Issuing Bank receives original documents prior to acting on such electronic transmission. If it is a condition of the Letter of Credit that payment may be made upon receipt by an Issuing Bank of an electronic transmission advising negotiation, Applicant hereby agrees to reimburse applicable Issuing Bank on demand for the amount indicated in such electronic transmission advice, and further agrees to hold such Issuing Bank harmless if the documents fail to arrive, or if, upon the arrival of the documents, such Issuing Bank should determine that the documents do not comply with the terms and conditions of the Letter of Credit.

(n) Standby Letters of Credit.

(i) Installments. If a Letter of Credit is issued subject to UCP 600, unless otherwise agreed, in the event that any installment of the Letter of Credit is not drawn within the period allowed for that installment, the Letter of Credit may continue to be available for any subsequent installments in the sole discretion of Issuing Bank, notwithstanding Article 32 of UCP 600.

(ii) Auto Extend Notice. If a Letter of Credit provides for automatic extension without amendment, Applicant agrees that it will notify the applicable Issuing Bank in writing at least ten (10) Business Days prior to the last day specified in such Letter of Credit by which such Issuing Bank must give notice that Letter Credit is not to be extended. Unless the Borrower so specifies that such Letter of Credit is not to be extended or an Event of Default then exists and is continuing, the Issuing Bank shall, subject to Section 2.4(c), extend such Letter of Credit. Applicant hereby acknowledges and agrees that if (i) Borrower so specifies that such Letter of Credit is not to be extended or an Event of Default then exists and is continuing and (ii) such Issuing Bank notifies the beneficiary of such Letter of Credit that it will not be extended and the beneficiary thereafter draws on such Letter of Credit, then Applicant shall have no claim or cause of action against such Issuing Bank or defense against payment under this Agreement for such non-extension.

(iii) Pending Expiry Notice. If a Letter of Credit’s terms and conditions provide that the applicable Issuing Bank give beneficiary a notice of pending expiration, Applicant agrees that it will notify such Issuing Bank in writing at least ten (10) Business Days prior to the last day specified in such Letter of Credit by which such Issuing Bank must give such notice of the pending expiration date. In the event Applicant fails to so notify the applicable Issuing Bank and such Letter of Credit is extended, Applicant’s Obligations under this Agreement, including this Section 2.4, shall continue in effect and be binding on Applicant with regard to the Letter of Credit as so extended.

SECTION 2.6 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of Borrower designated by Borrower from time to time in a written notice to the Administrative Agent executed by two Authorized Officers of the Borrower; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on the requested date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Loans made in such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.7 Extension of Maturity Date and of Commitments.

(a) Subject to the other provisions of this Agreement and provided that no Event of Default has occurred and is continuing, the total Commitments shall be effective for an initial period from the Effective Date to the Original Maturity Date; provided that the applicable Maturity Date, and concomitantly the total Commitments, may be extended (but not more than two (2) times during the life of this Agreement) for one successive period expiring on the date which is one (1) year from the then scheduled Maturity Date. If the Borrower shall request in a Certificate of Extension delivered to the Administrative Agent at least 30 days, but no more than 90 days, prior to any anniversary of the Effective Date that the Maturity Date be extended for one (1) year from the then scheduled Maturity Date, then the Administrative Agent shall promptly notify each Lender of such request and each Lender shall notify the Administrative Agent, no later than 15 days after such Lender’s receipt of such notice, whether such Lender, in the exercise of its sole discretion, will extend the Maturity Date for such one (1) year period. Any Lender which shall not timely notify the Administrative Agent whether it will extend the Maturity Date shall be deemed to not have agreed to extend the Maturity Date. No Lender shall have any obligation whatsoever to agree to extend the Maturity Date. Any agreement to extend the Maturity Date by any Lender shall be irrevocable, except as provided in Section 2.7(c).

(b) If all Lenders notify the Administrative Agent pursuant to Section 2.7(a) of their agreement to extend the Maturity Date, then the Administrative Agent shall so notify each Lender and Borrower, and such extension shall be effective without other or further action by any party hereto for such additional one (1) year period.

(c) If Lenders constituting at least the Required Lenders approve the extension of the then scheduled Maturity Date (such Lenders agreeing to extend the Maturity Date herein called the “Accepting Lenders”) and if one or more Lenders shall notify, or be deemed to notify, the Administrative Agent pursuant to Section 2.7(a) that they will not extend the then scheduled Maturity Date (such Lenders herein called the “Declining Lenders”), then (A) the Administrative Agent shall promptly so notify Borrower and the Accepting Lenders, (B) the Accepting Lenders shall, upon Borrower’s election to extend the then scheduled Maturity Date in accordance with clause (i) below, extend the then scheduled Maturity Date and (C) Borrower shall, pursuant to a notice delivered to the Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth (10th) day following the date by which each Lender is required, pursuant to Section 2.7(a), to approve or disapprove the requested extension of the total Commitments, either:

(i) elect to extend the Maturity Date and, prior to or no later than the then scheduled Maturity Date, (A) to replace one or more of the Declining Lenders with another lender or lenders reasonably acceptable to the Administrative Agent (such lenders herein called the “Replacement Lenders”) and (B) Borrower shall pay in full in immediately available funds all Obligations of Borrower owing to any Declining Lenders which are not being replaced, as provided in clause (A) above; provided that (x) any Replacement Lender shall purchase, and any Declining Lender shall sell, such Declining Lender’s rights and obligations hereunder without recourse or expense to, or warranty by, such Declining Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Obligations payable to such Declining Lender plus any accrued but unpaid interest on such Obligations and accrued but unpaid fees or other amounts owing in respect of such Declining Lender’s Loans and Commitments hereunder, including compensation for any break funding, to the extent required by Section 2.16, and (y) upon the payment of such amounts referred to in clause (x) and the execution of an Assignment and Assumption by such Replacement Lender and such Declining Lender, such Replacement Lender shall constitute a Lender hereunder and such Declining Lender being so replaced shall no longer constitute a Lender (other than for purposes of Section 2.15 through Section 2.18, Section 2.21 and Section 10.3), and shall no longer have any obligations hereunder, other than to the Administrative Agent pursuant to Article IX; or

(ii) elect to revoke and cancel the extension request in such Certificate of Extension by giving notice of such revocation and cancellation to the Administrative Agent (which shall promptly notify the Lenders thereof) no later than the tenth (10th) day following the date by which each Lender is required, pursuant to Section 2.7(a), to approve or disapprove the requested extension of the Maturity Date, and concomitantly the total Commitments.

If Borrower fails to timely provide the election notice referred to in this Section 2.7(c), Borrower shall be deemed to have revoked and cancelled the extension request in the Certificate of Extension and to have elected not to extend the Maturity Date.

(d) Irrespective of the Maturity Date applicable to each Lender, all Lenders will be treated identically prior to the Maturity Date applicable to a particular Lender.

SECTION 2.8 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or an ABR Borrowing if no Type is specified) and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or one (1) month if no Interest Period is specified). Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may, subject to the requirements of Section 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid and provided the Indebtedness has not been accelerated pursuant to Section 8.3, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.9 Termination and Reduction of Commitments and Letter of Credit Commitments.

(a) Unless previously terminated, the Commitments (including all Swingline Commitments) and Letter of Credit Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Total Credit Exposure would exceed the total Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.12(c) at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a) Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in US Dollars on the Maturity Date or, if earlier, the date on which the Commitment of such Lender relating to such Loan is terminated (except for termination of the Commitment of the assigning Lender pursuant to Section 10.4(b)) and (ii) to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made; provided that on each date that a Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by the Administrative Agent). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans.

(a) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(c).

(b) If the sum of the Total Credit Exposure in US Dollars exceeds the total Commitments at any time, Borrower shall prepay, or cause to be prepaid, any Loans outstanding in an aggregate principal amount equal to such excess which payment shall be made to the Administrative Agent for the ratable benefit of each Lender within ten (10) days of Borrower receiving notice from Administrative Agent that such payment is due; provided that, if after prepaying all of such Loans the Total Credit Exposure continues to exceed the total Commitments, Borrower shall deposit cash collateral with the Administrative Agent in the amount of such excess and in the manner set forth in Section 2.5(i) except such deposit will be made within five (5) days after Borrower’s receipt of notice from the Administrative Agent that Borrower is required to make such deposit.

(c) Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lenders) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and compensation for break funding, to the extent required by Section 2.16.

SECTION 2.12 Fees.

(a) Subject to Section 2.20, Borrower agrees to pay to the Administrative Agent for the account of each Lender on a pro rata basis (based on Commitments) a commitment fee (the “Commitment Fee”), which Commitment Fee shall accrue at the Commitment Fee Rate on the daily amount of Unfunded Commitments. Accrued Commitment Fees shall be payable in arrears on the third (3rd) Business Day of January, April, July, and October of each year, as applicable, and on the Maturity Date, commencing on the first (1st) such date to occur after the Effective Date; provided that any Commitment Fees accruing as of the date on which the Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day) and shall be payable in US Dollars. For the avoidance of doubt, Swingline Exposure shall not be counted towards or considered usage of the Commitments for purposes of determining the Commitment Fee except to the extent the Lenders have acquired participations in the applicable Swingline Loans in accordance with Section 2.4(d).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a commission with respect to all outstanding Letters of Credit, which shall accrue at a per annum rate equal to the SOFR Margin then in effect on the face amount of each such Letter of Credit during the Fee Payment Period, and (ii) to any Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on its LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Fee Payment Period, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the third (3rd) Business Day of January, April, July, and October of each year, as applicable, and on the Maturity Date, commencing on the first (1st) such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day). All Letter of Credit Fees shall be payable in US Dollars.

(c) Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts, in US Dollars and at the times separately agreed upon between Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and commissions pursuant to Section 2.12(c), to the Lenders. Any and all fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing and each Swingline Loan shall bear interest on the daily amount outstanding at the Alternate Base Rate plus the Base Rate Margin.

(b) The Loans comprising each SOFR Borrowing shall bear interest on the daily amount outstanding at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the SOFR Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan, Swingline Loan, or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or Swingline Loan, 2% plus the rate otherwise applicable to such Loan or Swingline Loan as provided in the preceding paragraphs of this Section, or (ii) in the case of any other amount, at a rate of interest per annum equal to 2% plus the rate applicable to ABR Loans as provided in Section 2.13(a).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans on the Maturity Date; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) with respect to any Declining Lender, accrued interest shall be paid upon the termination of the Commitment of such Lender.

(e) Subject to Section 10.12, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR Rate or SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest; Illegality.

(a) Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.14, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to commencement of any Interest Period for a SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a SOFR Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through the Platform as provided in Section 10.1 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.8 or a new Borrowing Request in accordance with the terms of Section 2.3, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing and any Borrowing Request that requests a SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to the Adjusted Term SOFR Rate applicable to such SOFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.8 or a new Borrowing Request in accordance with the terms of Section 2.3, any SOFR Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent and Borrower shall cooperate in good faith and use commercially reasonable efforts to satisfy any applicable requirements under proposed or final United States Treasury Regulations or other IRS guidance such that any amendments implementing such Benchmark Replacement Conforming Changes shall not result in a deemed exchange of any Loan under Section 1001 of the Code.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a SOFR Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate applicable to such SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any SOFR Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (together with the calculation thereof) shall be delivered to Borrower and shall be conclusive absent demonstrable error. Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.19 then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the SOFR market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive, together with the calculation thereof, pursuant to this Section shall be delivered to Borrower and to the Administrative Agent and shall be conclusive absent demonstrable error. Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Borrower. Borrower shall pay the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties or interest arising through the failure of the Administrative Agent, Lender or Issuing Bank to act as a reasonably prudent agent or lender, respectively), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent demonstrable error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.17, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender, the Administrative Agent or any Issuing Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender, Administrative Agent or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Administrative Agent or Issuing Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender, Administrative Agent or Issuing Bank has complied with the obligations of such Lender, Administrative Agent or Issuing Bank under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) On or before the date on which Bank of America, N.A. (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to Borrower two executed copies of IRS Form W-9 certifying that such Administrative Agent Lender is exempt from U.S. federal backup withholding tax.

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been paid pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the paying party an amount equal to such refund (but only to the extent of payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such paying party, upon the request of such party, shall repay to such party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will such party be required to pay any amount to a paying party pursuant to this paragraph (g) the payment of which would place such party in a less favorable net after-Tax position than such party would have been in if the Tax subject to payment and giving rise to such refund had not been deducted, withheld or otherwise imposed and the payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any such party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the paying party or any other Person.

(h) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Borrower shall make each payment required to be made by it to the Administrative Agent hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 1:00 p.m., New York City time, and, with respect to reimbursement of LC Disbursements, prior to 2:00 p.m., New York City time, in each case, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.17 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in US Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. If insufficient funds are received due to Borrower’s entitlement to withhold amounts on account of Excluded Taxes in relation to a particular Lender, such insufficiency shall not be subject to this Section 2.18(b) but shall be withheld from and shall only affect payments made to such Lender.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in the LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans;

provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or any Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or any Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(e) or (f), Section 2.6(b), Section 2.18(d) or Section 10.3(c), then the Administrative Agent may, in its discretion, notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its reasonable discretion.

(f) Notwithstanding the foregoing or anything to the contrary contained herein, if any Defaulting Lender shall have failed to fund a Loan forming any portion of a Borrowing (each such Loan, an “Affected Loan”), (i) each payment by Borrower on account of the interest on such Borrowing shall be distributed to each Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of such Borrowing owing to all Non-Defaulting Lenders, and (ii) each prepayment of a Borrowing by Borrower pursuant to Section 2.11 shall be distributed (x) to each Non-Defaulting Lender pro rata based on the outstanding principal amount of such Borrowing owing to all Non-Defaulting Lenders, until the principal amount of such Borrowing (other than the Affected Loans) has been repaid in full and (y) to the extent of any remaining amount of such prepayment relating to such Borrowing, to each Lender which has amounts outstanding with respect to such Borrowing pro rata in accordance with such Lender’s Applicable Percentage.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if Borrower is required to pay any amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if Borrower is required to pay any amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, if any Issuing Bank defaults in its obligation to issue Letters of Credit hereunder, or if any Lender is a Defaulting Lender hereunder, then Borrower may upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse or expense to, or warranty by, such Lender (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 and Section 2.17) and obligations under this Agreement to an assignee designated by Borrower which meets the requirements of Section 10.4(b) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and if Commitments or participations in Letters of Credit are being assigned, the applicable Issuing Banks and Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (iii) the assignee and assignor shall have entered into an Assignment and Assumption, and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any assigning Lender in connection with any such assignment.

SECTION 2.20 [Intentionally Deleted].

SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12.

(b) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.4 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize any Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize any Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, LC Disbursements, or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Swingline Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans or Swingline Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans or Swingline Loans of, or LC Disbursements owed to, such Defaulting

Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) The Commitment and Credit Exposure of such Defaulting Lender shall not be included (in either the calculation of aggregate Commitments, outstanding Obligations or otherwise) in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.2); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender as a Lender affected thereby pursuant to Section 10.2(b).

(d) If any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation the Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lender’s Applicable Percentage) but only to the extent (x) the sum of all Non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) the sum of each Non-Defaulting Lender’s Credit Exposure plus its reallocated share of such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed such Non-Defaulting Lender’s Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within (y) one (1) Business Day following notice by the Administrative Agent, prepay such Swingline Exposure and (z) three (3) Business Days following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.5(i) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.21, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated not cash collateralized pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit Fees with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) So long as any Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure and Swingline Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21, and Swingline Exposure related to any newly made Swingline Loan or participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.5(d) (and Defaulting Lenders shall not participate therein).

(f) Borrower may elect to replace any Defaulting Lender in accordance with the provisions of Section 2.19(b). In the event that the Administrative Agent, Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, if necessary as a result of a Loan funding pursuant to Section 2.5(h), such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

In the event that each of the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. Subject to Section 10.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.22 [Intentionally Deleted].

SECTION 2.23 Sustainability Adjustments.

(a) Following the date on which the Borrower provides a Pricing Certificate in respect of the most recently ended calendar year (beginning with the delivery of a Pricing Certificate for the calendar year 2022), (i) the Base Rate Margin and SOFR Margin shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate, and (ii) the Commitment Fee Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Commitment Fee Adjustment as set forth in such Pricing Certificate. For purposes of the foregoing, (A) the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment shall be applied as of the fifth Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to Section 5.1(j) based upon the KPI Metrics and performance of the Sustainability Performance Targets set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment, therein (such day, the “Sustainability Pricing Adjustment Date”) and (B) each change in the Base Rate Margin, the SOFR Margin and the Commitment Fee Rate resulting from a Pricing Certificate shall be effective commencing on and including the applicable Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 5.1(j)).

(b) For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any calendar year. It is further understood and agreed that the Base Rate Margin and the SOFR Margin will never be reduced or increased by more than 0.05% relative to the unadjusted SOFR Margin and that the Commitment Fee Rate will never be reduced or increased by more than 0.02% relative to the unadjusted Commitment Fee Rate, pursuant to the Sustainability Rate Adjustment and the Sustainability Commitment Fee Adjustment, respectively, during any calendar year. For the avoidance of doubt, any adjustment to the Base Rate Margin, the SOFR Margin, or Commitment Fee Rate by reason of meeting one or several KPI Metrics in any year shall not be cumulative year-over-year; provided that, (i) if the SOFR Margin and/or Commitment Fee Rate are reduced relative to the unadjusted SOFR Margin and/or the unadjusted Commitment Fee Rate, as applicable, in any year, they may be increased in a subsequent year by non-performance of the Sustainability Performance Targets and (ii) if the SOFR Margin and/or Commitment Fee Rate are increased relative to the unadjusted SOFR Margin and/or the unadjusted Commitment Fee Rate, as applicable, in any year, they may be decreased in a subsequent year by performance of the Sustainability Performance Targets, but, in each case, subject to the limitations of the second sentence of this paragraph (b).

(c) It is hereby understood and agreed that, subject to the limitations of the second sentence in paragraph (b) above, in the event the Borrower fails to timely deliver a Pricing Certificate in accordance with Section 5.1(j), (i) the Sustainability Rate Adjustment will be positive 0.05% and (ii) the Sustainability Commitment Fee Adjustment will be positive 0.02%, in each case, commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 5.1(j) and continuing until the Borrower delivers a Pricing Certificate to the Administrative Agent for such Sustainability Pricing Adjustment Date.

(d) If (i)(A) the Administrative Agent or any Lender becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Commitment Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and the Administrative Agent or such Lender delivers, not later than ten (10) Business Days after obtaining knowledge thereof, a written notice to the Borrower (and with respect to knowledge of such Lender, the Administrative Agent) describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Borrower), or (B) the Borrower becomes aware of a Pricing Certificate Inaccuracy and the Borrower and the Administrative Agent shall mutually agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in an increase in the Base Rate Margin, the SOFR Margin or Commitment Fee for any period, the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code (or in connection with any other Bankruptcy Event), automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), but in any event within ten (10) Business Days after the Borrower has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, Sustainability Commitment Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Base Rate Margin, the SOFR Margin or Commitment Fee for any period, then the Borrower shall receive a credit against subsequent interest payable on the Loans or fees payable pursuant to Section 2.12, in an amount equal to the excess of (1) the amount of interest and fees actually paid for such period over (2) the amount of interest and fees that should have been paid for such period (for the avoidance of doubt, with respect to any Lender, such credit shall apply to amounts of interest and fees which have accrued from and after delivery of the notice of such Pricing Certificate Inaccuracy pursuant to Section 5.1(k) regardless of the time period to which the Pricing Certificate Inaccuracy relates which may be a period before such Person was a Lender hereunder) and, commencing on the fifth (5th) Business Day following receipt by the Administrative Agent of the applicable corrections to the Sustainability Rate Adjustment, Sustainability Commitment Fee Adjustment or the KPI Metrics, as the case may be, pursuant to Section 5.1(k), the Base Rate Margin, the SOFR Margin or Commitment Fee shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, Sustainability Commitment Fee Adjustment or the KPI Metrics, as applicable.

(e) It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default; provided, that, the Borrower complies with the terms of Section 2.23(d) with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code (or in connection with any other Bankruptcy Event), (a) any additional amounts required to be paid pursuant to Section 2.23(d) shall not be due and payable until the earlier to occur of (i) a written demand is made for such payment by the Administrative Agent in accordance with Section 2.23(d) or (ii) ten (10) Business Days after the Borrower has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy (such date, the “Certificate Inaccuracy Payment Date”), (b) any nonpayment of such additional amounts prior to the Certificate Inaccuracy Payment Date shall not constitute a Default (whether retroactively or otherwise) and (c) none of such additional amounts shall be deemed overdue prior to the Certificate Inaccuracy Payment Date or shall accrue interest at the Default Rate prior to the Certificate Inaccuracy Payment Date.

(f) Each party hereto hereby agrees that the Administrative Agent and the Sustainability Advisor shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any Sustainability Rate Adjustment or Sustainability Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).

ARTICLE III.

Representations and Warranties

In order to induce the Lenders, the Issuing Banks and the Agents to enter into this Agreement, the Lenders to make Loans hereunder, the Issuing Banks to issue Letters of Credit hereunder, and the Swingline Lenders to make Swingline Loans hereunder, Borrower represents and warrants unto the Agents, each Issuing Bank, each Swingline Lender, and each Lender as set forth in this Article III.

SECTION 3.1 Organization. The Borrower is a limited partnership, and each of its Subsidiaries is a corporation, limited liability company, limited partnership or other legal entity, in either case duly incorporated or otherwise properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted where the failure to so qualify would have a Material Adverse Effect.

SECTION 3.2 Authorization and Validity. The execution, delivery and performance by Borrower of each Loan Document executed or to be executed by it, are within Borrower’s corporate, limited liability company, partnership or other similar powers, as applicable, have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on behalf of it, and do not (a) contravene Borrower’s certificate of formation or other organizational documents, as the case may be; (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting Borrower or any Subsidiary; or (c) result in, or require the creation or imposition of, any Lien, not permitted by Section 7.1, on any of Borrower’s or any Subsidiary’s properties. Each Loan Document executed by Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and to general principles of equity.

SECTION 3.3 Government Approval and Regulation. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Borrower of any Loan Document to which it is a party. Neither Borrower nor any of its Subsidiaries is an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.4 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would result in the incurrence by Borrower or any member of the Controlled Group of any liability, fine or penalty in excess of the Threshold Amount. Neither Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 3.5 Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan or LC Disbursement will be used for a purpose which violates, or would be inconsistent with, Regulation U. Terms for which meanings are provided in Regulations U are used in this Section with such meanings.

SECTION 3.6 Taxes. Borrower and each of its Subsidiaries has to the best knowledge of Borrower after due investigation filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.7 Subsidiaries. Schedule 3.7 hereto contains an accurate list of all of the presently existing Subsidiaries, as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective Capital Stock or, the revenue share attributable to the general and limited partnership interests, as the case may be, owned by the Borrower or its Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

SECTION 3.8 No Default or Event of Default. As of the Effective Date, no Default or Event of Default exists.

SECTION 3.9 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to achieve compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with applicable Anti-Corruption Laws and Sanctions. Borrower and each of its Subsidiaries is in compliance with all applicable Anti-Corruption Laws and Sanctions in all material respects. None of (i) Borrower or any Subsidiary, (ii) any director or officer of Borrower or any Subsidiary, or (iii) to the knowledge of Borrower, any employee or agent of Borrower or any Subsidiary (in each case, acting in their capacity as such), is a Sanctioned Person. No Borrowing, issuance of letters of credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.10 Beneficial Ownership. As of the Effective Date, to the Borrower’s knowledge, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

ARTICLE IV.

Conditions

SECTION 4.1 Effectiveness. This Agreement shall become effective upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.

(a) Resolutions and Officers Certificates. The Administrative Agent shall have received from each of Borrower and Borrower Parent a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of such Person (or the general partner of such Person) as to (i) resolutions of its governing board, then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it; and (iii) its certificate of formation or articles of incorporation and limited partnership agreement or bylaws; upon which certificates each Issuing Bank and Lender may conclusively rely until it shall have received a further certificate of an authorized officer of such Person canceling or amending such prior certificate.

(b) Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Effective Date, addressed to the Administrative Agent, the other Agents, all Issuing Banks, all Swingline Lenders, and all Lenders, from Vinson & Elkins LLP, counsel to Borrower and Parent Borrower, in form and substance reasonably acceptable to the Administrative Agent.

(c) Closing Fees and Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender, Issuing Bank, Swingline Lender, and other Agent, as the case may be, all fees, costs and expenses due and payable pursuant hereto.

(d) Financial Statements. The Administrative Agent shall have received (1) the Proxy Statement containing (i) the unaudited pro forma condensed consolidated combined balance sheet of the Borrower that gives pro forma effect to the Contribution Agreement Transactions as if they had been consummated on September 30, 2021, (ii) the unaudited pro forma condensed consolidated combined statements of operations of the Borrower for the nine months ended September 30, 2021 and for the year ended December 31, 2020 that give effect to the transaction as if it had occurred on January 1, 2020, (iii) the audited consolidated financial statements of BCP Raptor Holdco, LP as of and for the year ended December 31, 2020, (iv) the unaudited consolidated financial statements of BCP Raptor Holdco, LP as of and for the nine months ended September 30, 2021, (v) the audited consolidated financial statements of the Borrower Parent as of and for the year ended December 31, 2020, and (vi) the unaudited condensed consolidated financial statements of the Borrower Parent as of and for the nine months ended September 30, 2021, (2) with respect to the Contribution Agreement Transactions, copies of any other financial statements (including pro forma financial statements), reports, notices and proxy statements sent by the Borrower or its affiliates to its equityholders and all SEC filings, and the Proxy Statement which may be delivered in the manner or means described in the last paragraph of Section 5.1, and (3) a certification from the chief financial officer of the Borrower’s general partner that such financial statements specified in clauses (1)(iii) through (1)(iv) above fairly present BCP Raptor Holdco, LP’s financial condition and results of operations and that prior to the Effective Date and after giving effect to consummation of the Contribution Agreement Transactions, no material adverse change in the condition or operations of BCP Raptor Holdco, LP or Borrower and its Subsidiaries taken as a whole from that reflected in such financial statements has occurred and is continuing.

(e) Environmental Warranties. In the ordinary course of its business, Borrower conducts an ongoing review of the effect of existing Environmental Laws on the business, operations and properties of Borrower and its Subsidiaries, in the course of which it attempts to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that after such review Borrower has reasonably concluded that existing Environmental Laws are unlikely to have a Material Adverse Effect, or that Borrower has established adequate reserves in respect of any required clean-up or other remediation.

(f) Effectiveness Notice. The Administrative Agent shall have received the Effectiveness Notice.

(g) Litigation. The Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that no litigation, arbitration, governmental proceeding, Tax claim, dispute or administrative or other proceeding shall be pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

(h) Regulatory Requirement—KYC. The Administrative Agent, on behalf of the various Lenders, shall have received all documentation and other information regarding the Borrower and Borrower Parent required by regulatory authorities or otherwise required for compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and in all cases under this subsection (h), to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date.

(i) Regulatory Requirements – Beneficial Ownership. To the extent the Borrower or Borrower Parent qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower or Borrower Parent, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (i) shall be deemed to be satisfied).

(j) Contribution Agreement. The Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, certifying that (i) the Contribution Agreement Transactions have been consummated, and (ii) the Contribution Agreement has not been amended since the execution thereof in any manner materially adverse to the interests of the Lenders.

(k) Termination of Existing Indebtedness. The Administrative Agent shall have received evidence that the Existing Indebtedness has been paid off and terminated prior to the Effective Date or substantially concurrently with the closing of this Agreement on the Effective Date.

(l) Issuance of Initial Senior Notes. The Administrative Agent shall have received (i) evidence that prior to or substantially concurrently with the closing of this Agreement on the Effective Date the Borrower shall have received at least $750,000,000 in gross proceeds from the issuance by it of a like principal amount of Initial Senior Notes, and (ii) complete copies of the Senior Note Documents in effect as of the Effective Date; provided that, there shall be no obligor in respect of the Initial Senior Notes that is not an obligor in respect of the Obligations.

(m) Term Loan Credit Agreement. The Administrative Agent shall have received (i) evidence that the Term Loan Credit Agreement has been, or concurrently with the closing of this Agreement on the Effective Date is being, entered into, which shall be in full force and effect, and (ii) a complete copy of the Term Loan Credit Agreement in effect as of the Effective Date; provided that, there shall be no obligor in respect of the Term Loan Credit Agreement that is not an obligor in respect of the Obligations.

(n) Loan Documents. The Administrative Agent (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of the Borrower and (ii) a counterpart of the Parent Guarantee executed by the Borrower Parent.

(o) Other Documents. The Administrative Agent shall have received such other instruments and documents as any of the Agents or their counsel may have reasonably requested.

The Administrative Agent shall notify Borrower, the other Agents, the Issuing Banks, the Swingline Lenders, and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, the Swingline Lenders to make Swingline Loans, and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on June 10, 2022 (and, in the event such conditions are not so satisfied or waived, the Commitments, Letter of Credit Commitments, and Swingline Commitments shall terminate at such time).

SECTION 4.2 All Loans and Letter of Credit Issuances. The obligation of each Lender to fund any Loan which results in an increase in the aggregate outstanding principal amount of Loans under this Agreement on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

(a) Compliance with Warranties and No Default. Both before and after giving effect to any Borrowing or issuance, amendment, renewal or extension of any Letter of Credit, the following statements shall be true and correct in all material respects: (1) the representations and warranties set forth in Article III, shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (2) no Default or Event of Default shall have then occurred and be continuing.

(b) Borrowings; Letter of Credit Issuances. The Administrative Agent shall have received either (i) a Borrowing Request for such Borrowing or (ii) a Request for Letter of Credit for such issuance of a Letter of Credit, as applicable.

ARTICLE V.

Affirmative Covenants

Until the Commitments, Letter of Credit Commitments, and Swingline Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, the Borrower covenants and agrees with the Lenders that:

SECTION 5.1 Financial Reporting and Notices. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a) within 90 days after the end of each fiscal year of the Borrower or Borrower Parent, as applicable, at the election of Borrower in respect of any particular fiscal year, either (i) a copy of the audited annual report for such fiscal year for Borrower and its Subsidiaries, including therein consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal year, in each case certified (without qualification) by independent public accountants of nationally recognized standing selected by Borrower (“Borrower Audited Annual Financials”) or (ii) both (x) a copy of the audited annual report for such fiscal year for Borrower Parent and its Subsidiaries, including therein consolidated balance sheets of Borrower Parent and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower Parent and its Subsidiaries for such fiscal year, in each case certified (without qualification) by independent public accountants of nationally recognized standing selected by Borrower Parent (“Borrower Parent Annual Financials”) and (y) unaudited consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal year (“Borrower Unaudited Annual Financials”); provided, however, that with respect to Borrower Unaudited Annual Financials, Borrower shall provide, within 30 days after receipt of a written request from the Administrative Agent for a Reconciliation Report, a report reconciling all material items between the Borrower Parent Annual Financials and the Borrower Unaudited Annual Financials (a “Reconciliation Report”); provided, further, however, that if (i) material discrepancies between the Borrower Parent Annual Financials and the Borrower Unaudited Annual Financials continue for two consecutive years and (ii) the Administrative Agent requests Borrower to provide Borrower Audited Annual Financials, then commencing with respect to the next fiscal year following such request, Borrower shall provide Borrower Audited Annual Financials;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending June 30, 2022, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by an Authorized Officer of the Borrower;

(c) together with the financial statements described in (a) and (b), above a compliance certificate, in substantially the form of Exhibit A or any other form approved by the Administrative Agent, executed by an Authorized Officer of the Borrower;

(d) within five (5) days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which Borrower has taken and proposes to take with respect thereto;

(e) promptly after the sending or filing thereof, copies of all material public filings, reports and communications from the Borrower, and all reports and registration statements which the Borrower Parent, the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

(f) immediately upon becoming aware of the institution of any steps by Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which would reasonably be expected to result in the requirement that Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which would reasonably be expected to result in the incurrence by Borrower of any liability, fine or penalty in excess of the Threshold Amount, or any material increase in the contingent liability of Borrower with respect to any postretirement Welfare Plan benefit, notice thereof;

(g) promptly following Borrower’s receipt, copies of any (i) notice of demand for a Letter of Credit under any Security Arrangement if Borrower is requesting the issuance of a Letter of Credit with respect thereto, or (ii) demand by any beneficiary for payment under any issued Letter of Credit;

(h) such other information respecting the financial condition or operations of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request;

(i) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender, which is required to comply with applicable “know your customer” and anti-money laundering rules and regulations, including theUSA Patriot Act and the Beneficial Ownership Regulation;

(j) as soon as available and in any event within 180 days following the end of the most recent calendar year (commencing with the calendar year 2022), a Pricing Certificate for the most recently-ended calendar year; provided, that, for any calendar year the Borrower may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate shall result in the Sustainability Rate Adjustment being applied as set forth in Section 2.23(c)); and

(k) within five (5) days after the Borrower becomes aware of a Pricing Certificate Inaccuracy, a statement of an Authorized Officer of the Borrower setting forth details of such Pricing Certificate Inaccuracy (including corrections to the calculations of the Sustainability Rate Adjustment, Sustainability Commitment Fee Adjustment or the KPI Metrics, as applicable).

Documents required to be delivered pursuant to this Section 5.1 may be delivered electronically and shall be deemed to have been so delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on its website, the location of which may be communicated pursuant to the notice provisions set forth in Section 10.1 or (ii) on which such documents are posted on the Borrower’s behalf on the website of the SEC or on IntraLinks or another relevant website, if any, to which each Lender, each Issuing Bank and the Administrative Agent have access (whether a commercial third-party website or whether sponsored by the Administrative Agent); provided that, the Borrower shall notify the Administrative Agent of the posting of any such document and the Administrative Agent shall in turn give the Lenders and the Issuing Banks notice of such posting; and provided further that, if requested by the Administrative Agent, the Compliance Certificate to be delivered under Section 5.1(c) shall also be delivered in a tangible, physical version or in .pdf format.

SECTION 5.2 Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders where noncompliance therewith may reasonably be expected to have a Material Adverse Effect, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 5.3 Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep valid title to, or valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.1 and except for imperfections and other burdens of title thereto as do not in the aggregate materially detract from the value thereof or for the use thereof in their businesses (taken as a whole).

SECTION 5.4 Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

SECTION 5.5 Books and Records. Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and the other Agents and each Lender through the Administrative Agent or any of their respective authorized representatives, during normal business hours and at reasonable intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine (and, at the expense of the Administrative Agent or such other Agent, Issuing Bank or Lender or, if a Default or Event of Default has occurred and is continuing, at the expense of Borrower, photocopy extracts from) any of its books or other records.

SECTION 5.6 Purposes. Borrower will, and will cause each Subsidiary to, use this Agreement for general corporate purposes, including, without limitation, obtaining Loans, including pursuant to Section 2.3, Section 2.4 or Section 2.5(e), and the issuance of Letters of Credit. Borrower will not, directly, or to Borrower’s knowledge immediately before the issuance of a Letter of Credit to a Person, indirectly, use the proceeds of any Loan, any Swingline Loan, or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, Her Majesty’s Treasury of the United Kingdom or in a European Union member state, or (ii) in any other manner that would result in a violation of Sanctions or applicable Anti-Corruption Laws by any Person (including any Person participating in the Loans, Swingline Loans, or Letters of Credit, whether as underwriter, advisor, investor, or otherwise).

SECTION 5.7 Parent Guarantee. At any time the Borrower Parent (or any other parent company of the Borrower) provides a guarantee of the obligations under the Senior Note Documents or under any other senior notes issued by the Borrower after the Effective Date, the Borrower shall cause the Borrower Parent (or any such other parent company of the Borrower) to execute and deliver substantially the same guarantee of the Obligations.

ARTICLE VI.

Financial Covenant

Until the Commitments, Letter of Credit Commitments, and Swingline Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, the Borrower covenants and agrees with the Lenders that:

SECTION 6.1 Leverage Ratio. For each fiscal quarter beginning with the quarter ending on June 30, 2022, the Borrower will not permit its Leverage Ratio to exceed 5.00:1.00 at the end of any fiscal quarter, provided, however, that during any Acquisition Period, the Leverage Ratio shall not exceed 5.50:1.00 at the end of any fiscal quarter.

ARTICLE VII.

Negative Covenants

Until the Commitments, Letter of Credit Commitments, and Swingline Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, the Borrower covenants and agrees with the Lenders that:

SECTION 7.1 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Property of the Borrower or any of its Subsidiaries to secure Indebtedness of Borrower or any other Person except:

(a) Liens on any property or assets owned or leased by Borrower or any Subsidiary existing at the time such property or asset was acquired (or at the time such Person became a Subsidiary); provided that in the case of the acquisition of a Subsidiary such Lien only encumbers property or assets immediately prior to, or at the time of, the acquisition by Borrower of such Subsidiary

(b) Liens securing Indebtedness incurred to finance the acquisition, construction, improvement, or capital lease of assets (including equipment); provided that such Indebtedness when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, construction, or improvement of the asset(s) financed and all fees, costs, and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses;

(c) Liens on assets of a Subsidiary securing Indebtedness of a Subsidiary owing to Borrower or to another Subsidiary;

(d) Liens existing on the Effective Date set forth on Schedule 7.1;

(e) Liens arising under operating agreements;

(f) Liens pursuant to partnership agreements, contracts for the sale, delivery, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, operating agreements, development agreements, area of mutual interest agreements, forward sales of oil, natural gas and natural gas liquids, and other agreements which are customary in in the business of processing of oil, gas and gas condensate production for the extraction of products therefrom and of transporting and storing oil, gas and related products;

(g) Liens on the stock or other ownership interests of or in any joint venture;

(h) Liens for Taxes that are not overdue for a period of more than sixty (60) days or that are being contested as set forth in Section 3.6;

(i) pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs;

(j) Liens imposed by mandatory provisions of law such as for mechanics’, materialmen’s, warehousemen’s, carriers’, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

(k) Liens in renewal or extension of any of the foregoing permitted Liens, so long as limited to the property or assets encumbered and the amount of Indebtedness secured immediately prior to such renewal or extension;

(l) in addition to Liens permitted by clauses (a) through (k) above, Liens on property or assets of the Borrower and its Subsidiaries if the aggregate Indebtedness of all such Persons secured thereby at the time of creation, incurrence, or assumption does not exceed fifteen percent (15%) of the Borrower’s Consolidated Net Tangible Assets; provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent, any Issuing Bank or any Lender that the Indebtedness subject to or secured by any such Lien ranks (apart from the effect of any Lien included in or inherent in any such Liens) in priority to the Obligations; and

(m) Liens incurred in compliance with the definition of “Limited Recourse” securing any Project Financing.

SECTION 7.2 Mergers; Conversion; Division. The Borrower (a) will not liquidate or dissolve, consolidate with, or merge into or with, any other Person unless (i) the Borrower is the survivor of such merger or consolidation, and (ii) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, (b) will not consummate a Division as the Dividing Person; provided, however, that Borrower may consummate a Division so long as (i) the Borrower is a Division Successor and (ii) immediately following such Division and taking into account the aggregate of all such Divisions since the Effective Date, the amount of Borrower’s assets is not less than 33% of consolidated total assets of the Borrower and its Subsidiaries as referenced in the “balance sheet” contained in the most recent financial statements delivered pursuant to Section 5.1 and (c) will not dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

SECTION 7.3 Reserved.

SECTION 7.4 Reserved.

SECTION 7.5 Reserved.

SECTION 7.6 Indebtedness. The Borrower shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness except (i) Indebtedness incurred in connection with the Loan Documents, (ii) Indebtedness in an aggregate principal amount not to exceed at the time of creation, incurrence, assumption, or sufferance thereof fifteen percent (15%) of the Borrower’s Consolidated Net Tangible Assets, (iii) Indebtedness owed by any Subsidiary to Borrower or to any other Subsidiary, (iv) Indebtedness secured by Liens permitted under Section 7.1(b), (v) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the Effective Date, incurred prior to the time that such Person becomes a Subsidiary (or is so merged or consolidated), that is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation), and Indebtedness refinancing (but not increasing the outstanding principal amount thereof, except by an amount equal to amounts paid for any accrued interest, breakage, premium, fees and expenses in connection with such refinancing) any such Indebtedness and (vi) for the avoidance of doubt, any Indebtedness of any Joint Venture that is Limited Recourse.

SECTION 7.7 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to declare or make, directly or indirectly, any Restricted Payment or incur any obligation (contingent or otherwise) to do so, except (a) a Permitted Tax Distribution, (b) to the extent no Default or an Event of Default exists or would result therefrom, (c) to the extent such Restricted Payment has been declared but has not yet been distributed or paid; provided, that no Default or an Event of Default existed at the time such Restricted Payment was declared or (d) a Subsidiary may declare and make Restricted Payments to the Borrower or any other Subsidiary (with respect to any non-wholly owned Subsidiary, ratably to its owners in accordance with their respective ownership interests).

ARTICLE VIII.

Events of Default

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”:

(a) Non-Payment of Obligations. Borrower shall default in the payment or prepayment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or Borrower shall default (and such default shall continue unremedied for a period of five (5) Business Days) in the payment when due of any interest, fee or of any other obligation hereunder.

(b) Breach of Warranty. Any representation or warranty of Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of Borrower to the Administrative Agent (other than, for the avoidance of doubt, any KPI Metric Report, Pricing Inaccuracy Certificate or any Pricing Certificate), any other Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be false or misleading when made in any material respect.

(c) Non-Performance of Covenants and Obligations. Borrower shall default in the due performance and observance of any of its obligations under Section 5.1(d), Article VI, or Article VII.

(d) Non-Performance of Other Covenants and Obligations. Except as set forth in clauses (a) – (c) above, Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (excluding Section 2.23, Section 5.1(j) or Section 5.1(k)), and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Borrower by the Administrative Agent or the Required Lenders; provided, however, that if prior to the expiry of such 30 day period, the Borrower provides written notice to the Administrative Agent that (i) such default cannot be cured within such 30-day period, (ii) such default is susceptible of cure and (iii) the Borrower is proceeding with diligence and in good faith to cure such default, then such 30-day cure period shall be extended to such date, not to exceed a total of sixty (60) days (inclusive of the initial 30-day cure period), as shall be necessary for the Borrower diligently to cure such default.

(e) Other Indebtedness. A (i) default shall occur in the payment of more than the Threshold Amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of the principal amount of any Indebtedness of Borrower or any Subsidiary, or (ii) default by Borrower or any Subsidiary in the observance or performance of any other agreement or condition pertaining to Indebtedness of Borrower or any Subsidiary in an aggregate principal amount in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing, or pertaining thereto, and such default shall have resulted in such Indebtedness being declared due and payable prior to its stated maturity and, after expiration of any applicable grace period, the Borrower or Subsidiary shall not have fully paid the resulting amount thereof.

(f) Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (a) the termination of a Pension Plan if, as a result of such termination, Borrower or any member of its Controlled Group could be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of the Threshold Amount; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA with respect to a liability or obligation in excess of the Threshold Amount.

(g) Bankruptcy and Insolvency. Borrower or any Subsidiary shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to generally pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, or any Subsidiary, or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, or any Subsidiary, or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent, each other Agent, each Issuing Bank and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower or any Subsidiary, and, if any such case or proceeding is not commenced by Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent, each Issuing Bank and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

(h) Judgments. Any judgment or order for the payment of money in an amount of the Threshold Amount or more in excess of valid and collectible insurance in respect thereof or in excess of an indemnity with respect thereto reasonably acceptable to the Required Lenders shall be rendered against Borrower or any Subsidiary and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) such judgment shall have become final and non-appealable and shall have remained outstanding for a period of 60 consecutive days.

(i) Change in Control. The occurrence of a Change in Control.

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in Section 8.1(g) shall occur, the Commitments and the Letter of Credit Commitments shall automatically terminate and the principal of the Loans and LC Disbursements then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as required in Section 2.5(i) shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Without limiting the foregoing, the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, the Letter of Credit Commitments, and the Swingline Commitments, and thereupon the Commitments, the Letter of Credit Commitments, and the Swingline Commitments shall terminate immediately, and (ii) declare the Loans, LC Disbursements, and Swingline Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon (a) the principal of the Loans, LC Disbursements and Swingline Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (b) Borrower shall cash collateralize the LC Exposure as required in Section 2.5(i). Without limiting the foregoing, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

SECTION 8.4 Application of Payments. Notwithstanding anything herein to the contrary, following the acceleration of the Obligations after the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Administrative Agent as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 10.3 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 10.3) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.5 or Section 2.21, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.5 or Section 2.21, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 8.4;

(v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above, subject to Section 2.5(i).

ARTICLE IX.

Agents

SECTION 9.1 Authorization and Action.

(a) Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints Bank of America, N.A. as Administrative Agent, Wells Fargo Bank, National Association, MUFG Bank, Ltd., PNC Bank and Truist Bank, as co-syndication agents, Truist Bank and PNC Bank, as co-documentation agents and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender, each Issuing Bank, and each Swingline Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender, each Issuing Bank and each Swingline Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders, the Issuing Banks and the Swingline Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders, the Issuing Banks and the Swingline Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, Swingline Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of the Persons identified on the facing page of this Agreement as the “Co-Lead Arrangers and Joint Bookrunners” (the “Arrangers”), any Co-Syndication Agent, any Co-Documentation Agent, the Sustainability Advisor or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or other Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Swingline Lenders and the Administrative Agent (including any claim under Section 2.12, 2.13, Section 2.15, 2.17 and Section 10.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same as required by this Agreement;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each Swingline Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks, or the Swingline Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Issuing Bank, or Swingline Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, Issuing Bank or Swingline Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender, Issuing Bank or Swingline Lender in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, and the Swingline Lenders and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Lender, Issuing Bank, and Swingline Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 9.2 Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender, an Issuing Bank, or a Swingline Lender and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender, any Issuing Bank or any Swingline Lender as a result of, any determination of the Credit Exposure or Obligations, any of the component amounts thereof or any portion thereof attributable to each Lender, Issuing Bank, or Swingline Lender.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.4, (ii) may rely on the Register to the extent set forth in Section 10.4(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender, Issuing Bank or Swingline Lender and shall not be responsible to any Lender, Issuing Bank or Swingline Lender for any statements, warranties or representations made by or on behalf of the Borrower in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 9.3 Communications.

(a) No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party to the Lenders, the Issuing Banks, or the Swingline Lenders in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Lender, any Issuing Bank, any Swingline Lender, or any Affiliates for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Administrative Agent’s transmission of communications through the Platform.

(b) Each Lender, each Issuing Bank, and each Swingline Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender, Issuing Bank, and Swingline Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s, Issuing Bank’s, or Swingline Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(c) Each of the Lenders, each of the Issuing Banks, each of the Swingline Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies; provided, however, that Borrower shall have the right at any time, by written notice to the Administrative Agent, to restrict storage of any Communications on the Platform.

(d) Nothing herein shall prejudice the right of the Administrative Agent, any Lender, any Issuing Bank or any Swingline Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.4 The Administrative Agent Individually. With respect to its Commitment, Loans, Letter of Credit Commitments, Letters of Credit, Swingline Commitments, and Swingline Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, Issuing Bank, or Swingline Lender as the case may be. The terms “Issuing Banks”, “Swingline Lenders”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank, Swingline Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders, the Issuing Banks or the Swingline Lenders.

SECTION 9.5 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks, the Swingline Lenders, and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Borrower shall have the right, in consultation with the Required Lenders, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, the Issuing Banks and the Swingline Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. In the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent’s resignation shall nonetheless become effective in accordance with such notice.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent. Upon such occurrence, the Borrower shall have the right, in consultation with the Required Lenders, to appoint a successor. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) Upon the retirement or removal of the Administrative Agent pursuant to paragraph (a) or (b) of this Section, on the date of effectiveness of such resignation or removal, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender, each Issuing Bank and each Swingline Lender.

Following the effectiveness of the Administrative Agent’s resignation or removal from its capacity as such, the provisions of this Article and Section 9.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 9.6 Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender, Issuing Bank, and Swingline Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Agent, or any other Lender or Issuing Bank or Swingline Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, Issuing Bank or Swingline Lender, as applicable, and to make, acquire or hold Loans hereunder. Each Lender, Issuing Bank and Swingline Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Agent, or any other Lender, Issuing Bank, or Swingline Lender or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, Issuing Bank, and Swingline Lender by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender, Issuing Bank or Swingline Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 9.7 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Swingline Loans, or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Swingline Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:

(i) none of the Administrative Agent, any other Agent, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, each Arranger, and each other Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments or the Swingline Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit, the Swingline Loans, the Commitments, Letter of Credit Commitments, or the Swingline Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.8 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank such Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such

Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) an error may have been made (in the case of immediately preceding clauses (x) or (y)) or an error has been made (in the case of immediately preceding clause (z)) with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof and that it is so notifying the Administrative pursuant to this Section 9.8(b).

(c) Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform or electronic transmission system as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or the Borrower Parent.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.8 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h) This Section 9.8 shall not apply to the disbursement of any proceeds of a Loan to or at the express direction of the Borrower, unless otherwise expressly agreed in writing by the Borrower. In addition, (i) no payment of Obligations made in accordance with this Agreement with funds received by the Administrative Agent from the Borrower or Borrower Parent for the purpose of satisfying such Obligations shall constitute an Erroneous Payment, unless otherwise expressly agreed in writing by the Borrower and (ii) without limiting clause (e) above, notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor Borrower Parent shall have any liability for any actions or inactions of any Payment

Recipient, including any failure by any Payment Recipient to comply with the above provisions of this Section 9.8, and the Administrative Agent expressly agrees, on behalf of itself and its Affiliates, that, notwithstanding anything in Section 10.3 to the contrary, neither Borrower nor Borrower Party shall have any liability for losses, claims, damages, liabilities and expenses (including Attorney Costs) arising out of, resulting from or in connection with any Erroneous Payment or any such actions or inactions of any Payment Recipient in respect of any Erroneous Payment.

ARTICLE X.

Miscellaneous

SECTION 10.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or, in respect of notices to the Administrative Agent, by telecopy, as follows:

if to the Borrower to:

Kinetik Holdings LP

2700 Post Oak Blvd., Suite 300

Houston, TX 77056

Attention: Trevor Howard

Telephone: 713-487-4834

Email: thoward@kinetik.com

(i)	if to the Administrative Agent, to:

Bank of America, N.A.,

Agency Management Group

1100 Avenue of the Americas, 7th Floor

Two Bryant Park

Mail Code: NY1-540-07-10

New York, New York 10036

Attention: Don B. Pinzon

Telephone: 646-556-3280 Facsimile: 212-901-7843

Email: don.b.pinzon@bofa.com

with a copy to:

Bank of America, N.A.

Bank of America Tower

800 Capitol Street, Suite 1560

Mail Code: TX5-800-15-01

Houston, Texas 77002

Attention: Alia Qaddumi

Telephone: 713-247-7232

Email: alia.qaddumi@bofa.com

(ii) if to any other Lender, Issuing Bank, or Swingline Lender to it at its address (or telecopy number) provided to the Administrative Agent and Borrower or as set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications to the Lenders, the Issuing Banks or the Swingline Lenders posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Platform. Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Issuing Bank, any Swingline Lender, or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(e) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 10.2 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline Lenders, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective except in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, a Swingline Loan, or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank, any Swingline Lender, or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.14(b) and Section 10.2(c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender or the Commitments without the written consent of such Lender or each Lender, respectively, increase the Letter of Credit Commitment of any Issuing Bank without the written consent of such Issuing Bank, increase the Swingline Commitment of any Swingline Lender without the written consent of such Swingline Lender, (ii) reduce the principal amount of any Loan, LC Disbursement, or Swingline Lender or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender, Issuing Bank or Swingline Lender affected thereby (for the avoidance of doubt, this clause (ii) shall not limit paragraph (d) below), (iii) postpone the scheduled date of payment of the principal amount of any Loan, LC Disbursement, or Swingline Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender, Issuing Bank or Swingline Lender affected thereby, (iv) change Sections 2.18(b) or (c), the last sentence of Section 2.9(c) or Section 8.4 in a manner that would alter the pro rata sharing of payments or the pro rata reduction in Commitments required thereby, without the written consent of each Lender or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof or thereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or thereunder, the Issuing Banks hereunder or under Section 2.5, or the Swingline Lenders hereunder or under Section 2.4, without the prior written consent of the Administrative Agent or the applicable Issuing Banks or Swingline Lenders, as the case may be; provided further, notwithstanding the foregoing, a Letter of Credit may only be amended by the Issuing Bank which issued such Letter of Credit.

(c) If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective, upon notice to the Lenders, without any further action or consent of any other party to this Agreement.

(d) Notwithstanding anything to the contrary set forth herein, Schedule 2.23 hereto may be amended, amended and restated, supplemented or otherwise modified from time to time with the consent of Borrower and the Required Lenders or Borrower and the Administrative Agent with the consent of the Required Lenders; provided that (i) if a Sustainability Recalculation Transaction occurs, Borrower shall, in good faith, recalculate the baseline year methane emissions intensity set forth in Schedule 2.23 for the Sustainability Performance Target for the Methane Emissions KPI as if the relevant Sustainability Recalculation Transaction had occurred on January 1, 2021, which recalculation shall supplement Schedule 2.23 and be effective upon delivery of written notice by Borrower to Administrative Agent, which notice shall include reasonably detailed information supporting such recalculation (it being understood and agreed that (w) Borrower shall not be required to make any such recalculation to the extent, and for so long as Borrower determines in good faith that it does not have sufficient information to do so, (x) such recalculation shall only be made with respect to assets owned and operated by Borrower and its Subsidiaries, (y) any assets not included in such recalculation will not be included in measuring the Sustainability Performance Target for the Methane Emissions KPI in any future period and (z) the target percentage of cumulative reduction in methane emissions intensity relative to the baseline for any year shall remain the same, but shall be measured against such recalculated baseline), or (ii) Borrower (acting reasonably) determines that, as a result of events beyond its reasonable control (including, without limitation, any future government authority directions applicable to government-related entities in the United States of America or in other jurisdictions in which Borrower and its Subsidiaries operate, changes in law or regulations, actions by a public authority, fire, natural disaster and/or other events that disrupt business continuity), it is (x) prevented, hindered or delayed or (y) assisted in fulfilling its performance requirements in respect of any KPI Metric, then, in either case of this clause (ii), (1) Borrower and the Administrative Agent shall negotiate in good faith (in consultation with the Sustainability Advisor) to amend, supplement or otherwise modify Schedule 2.23 including, in the case of clause (ii), to replace any KPI Metric included in Schedule 2.23 affected by such circumstances and (2) such amendment, supplement or other modification shall be posted to the Lenders and shall become effective with the consent of the Administrative Agent and the Sustainability Advisor five (5) Business Days after posting thereof, unless the Required Lenders object in writing to such amendment, modification or supplement within such five (5) Business Day period; provided that, in either case of the foregoing clause (i) or (ii) no such amendment, modification or supplement shall modify the percentages for the Sustainability Commitment Fee Adjustment or the Sustainability Rate Adjustment, unless the requisite consents have been obtained as required by Section 10.2(b).

SECTION 10.3 Expenses; Indemnity; Damage Waiver.

(a) Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arrangers and the Agents, including the reasonable and documented fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Agents, any Issuing Bank, Swingline Lender or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made, Letters of Credit issued hereunder, and Swingline Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit, Swingline Loans or this Agreement.

(b) Borrower shall indemnify the Agents, the Arrangers, each Issuing Bank, each Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), WHETHER OR NOT RELATED TO ANY NEGLIGENCE OF THE INDEMNITEE, against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit, or Swingline Loan or the actual or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or whereby such refusal to honor is due to a restriction imposed by any law or regulation of a Governmental Authority or an injunction or other order issued by a court, in each case having jurisdiction over Issuing Bank in force at time and place of presentment), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether brought by a third party or by Borrower and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) arise in connection with any issue in litigation commenced by Borrower or any of its Subsidiaries against any Indemnitee for which a final non-appealable judgment of a court of competent jurisdiction is entered in favor of Borrower or any of its Subsidiaries against such Indemnitee or (iii) arise in connection with any claim or dispute solely between or among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent, collateral agent or arranger or any similar role and other than any claims arising out of any act or omission of the Borrower, the Permitted Holders or any of their Affiliates).

(c) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or (b) of this Section 10.3 to the Administrative Agent, each Issuing Bank, and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense of indemnified loss, claim, damage, liability or related expense as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) To the extent permitted by applicable law, (i) Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and (ii) Agents and Lenders shall not assert, and hereby waive, any claim against Borrower, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby (including, without limitation, any Loan Document), the Transactions or any Loan, any Letter of Credit, or any Swingline Loan or the use of the proceeds thereof, except for any such claim arising from the gross negligence or willful misconduct of such Indemnitee or Borrower, as applicable; provided that, notwithstanding the foregoing, nothing contained in this sentence shall limit Borrower’s indemnity obligations with respect to claims asserted by Persons (other than the Agents and the Lenders) to the extent set forth in this Section 10.3.

(e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

(f) This Section 10.3 shall not apply with respect to indemnification for Taxes, which shall be governed solely by Section 2.17.

SECTION 10.4 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender or Issuing Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks, the Swingline Lenders, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to Section 2.5(j), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit, in Swingline Loans and the Loans at the time owing to it); provided that (i) the Borrower must give its prior written consent to such assignment, provided that, except as to consents covered by Section 2.5(j), (1) the Borrower shall not unreasonably withhold or delay its consent and (2) the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof (A) pursuant to Section 10.1 and (B) by electronic mail to thoward@kinetik.com and such other e-mail contacts that the Borrower notifies the Administrative Agent in writing from time to time pursuant to Section 10.1; (ii) the Administrative Agent and the applicable Issuing Banks and Swingline Lenders must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in increments of $1,000,000 and not less than $10,000,000 unless each of Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (v) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that in no event shall any assignment or delegation be made by any Issuing Bank in respect of any outstanding Letter of Credit without Borrower’s prior written consent in its sole and absolute discretion; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required (1) in the case of an assignment to a Lender or an Affiliate of a Lender or (2) if an Event of Default under Section 8.1(a) or (g) has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph

(d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.5, 2.15, 2.16, 2.17, 2.18 and Section 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans, LC Disbursements and Swingline Loans owing to, each Lender, Issuing Bank or Swingline Lender, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lenders, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, any Issuing Bank, any Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register and will provide prompt written notice to Borrower of the effectiveness of such Assignment; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5(e) or (f), Section 2.6(b), Section 2.18(d) or Section 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of Borrower or the Administrative Agent, any Issuing Bank, or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Administrative Agent, the Issuing Banks, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) if such Participant is not a Lender or an Affiliate of a Lender, such Lender shall have given notice to Borrower of the name of the Participant and the amount of such participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (ii) and (iii) of the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section and to Section 2.19(b), Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless Borrower shall expressly agree otherwise in writing. A Participant shall not be entitled to the benefits of Section 2.17 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.17(e) as though it were a Lender.

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of, but with no fiduciary duties to, Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit, Swingline Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, Section 1.163-5 of the proposed United States Treasury Regulations or any applicable temporary or other successor regulation of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or, in the case of a Lender organized in a jurisdiction outside of the United States, a comparable Person, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Anything herein to the contrary notwithstanding, no assignments or participations shall be made to the Borrower or any of its respective Affiliates or Subsidiaries, any Defaulting Lender or its Lender Parent or to any natural person, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause.

SECTION 10.5 Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments and Letter of Credit Commitments have not expired or terminated. The provisions of Sections 2.5, 2.15, 2.16, 2.17, 2.18 and Section 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or Swingline Loans, the expiration or termination of the Letters of Credit, the Letter of Credit Commitments, the Swingline Commitments, and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.6 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Agents, Issuing Banks or Swingline Lenders and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing and the Obligations of Borrower shall have been accelerated, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Any Lender exercising its right of setoff pursuant to this Section 10.8 shall provide prompt written notice to the Administrative Agent of the occurrence of such setoff, the amount of such setoff and any other material details of such setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) EXCEPT AS OTHERWISE SET FORTH IN THIS Section 10.9(a), THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. LETTERS OF CREDIT ISSUED PURSUANT TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND EITHER THE “INTERNATIONAL STANDBY PRACTICES 1998” (“ISP 98”) PUBLISHED BY THE INSTITUTE OF INTERNATIONAL BANKING LAW & PRACTICE, INC. OR THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 600 (“UCP 600”) (OR SUCH LATER VERSION OF ISP 98 OR UCP 600 AS MAY BE IN EFFECT AT THE TIME OF ISSUANCE), AS SPECIFIED BY THE BORROWER AT THE TIME IT APPLIES FOR SUCH LETTER OF CREDIT.

(b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN

ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY ISSUING BANKS, ANY SWINGLINE LENDER, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THE FIRST SENTENCE OF PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9(e).

SECTION 10.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.11 Confidentiality. Each of the Agents, the Issuing Banks, the Swingline Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, agents (acting in their capacity as such), advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority reasonably purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any rating agency to the extent required by it or (iii) the CUSIP Service Bureau or any similar organization to the extent required by it in connection with this Agreement or (iv) market data collectors, (g) with the consent of Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by any Person or (y) becomes available to any Agent, any Issuing Bank, any Swingline Lender, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. Prior to disclosing any Information under clause (c) above, if legally permissible, the Agents, the Issuing Banks, the Swingline Lenders or the Lenders required to make such disclosure shall make a good faith effort to give Borrower prior notice of such proposed disclosure to permit Borrower to attempt to obtain a protective order or other appropriate injunctive relief. For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent, any Issuing Bank, any Swingline Lender or any Lender on a non-confidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.12 Interest Rate Limitation. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of Borrower to a Lender or any Agent under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender or Agent limiting rates of interest which may be charged or collected by such Lender or Agent. Accordingly, if the transactions contemplated hereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender or Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Loan Document but subject to Section 2.13 hereof) then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows:

(i) the provisions of this Section shall govern and control;

(ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender or Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender and the Administrative Agent herein called the “Highest Lawful Rate”), and any excess shall be cancelled automatically and if theretofore paid shall be credited to Borrower by such Lender or Agent (or, if such consideration shall have been paid in full, such excess refunded to Borrower);

(iii) all sums paid, or agreed to be paid, to such Lender or Agent for the use, forbearance and detention of the indebtedness of Borrower to such Lender or Agent hereunder or under any Loan Document shall, to the extent permitted by laws applicable to such Lender or Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

(iv) if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Loan Document and deemed interest under laws applicable to such Lender or Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender or Agent pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender or Agent pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section), as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section; and

(v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Loan Documents) by such Lender or Agent would cause such Lender to charge Borrower a criminal rate of interest, the Lenders and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender or Agent, as applicable, and if received such affected Lender or Agent will return such funds to Borrower so that the rate of interest paid by Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

SECTION 10.13 USA PATRIOT Act Notice. Each Lender, Issuing Bank and Swingline Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender or Issuing Bank) hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the USA Patriot Act.

SECTION 10.14 NO FIDUCIARY DUTY. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary duty between any Lender, on the one hand, and such Borrower or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and Borrower, on the other, and (ii) in connection with the transactions contemplated by the Loan Documents, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Agent and Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or its Affiliates. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated by the Loan Documents.

SECTION 10.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 10.16 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KINETIK HOLDINGS LP, a Delaware limited partnership

By:	Altus Midstream GP LLC, its general partner

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ronaldo Naval
Name:	Ronaldo Naval
Title:	Vice President

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

TD SECURITIES (USA) LLC, as Sustainability Advisor

By:	/s/ Marin L. Gagliardi
Name:	Marin L. Gagliardi
Title:	Managing Director

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

BANK OF AMERICA N.A., as a Lender, an Issuing Bank, a Swingline Lender and Co-Syndication Agent

By:	/s/ Alia Qaddumi
Name:	Alia Qaddumi
Title:	Director

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

Wells Fargo Bank, N.A., as a Lender, an Issuing Bank, and a Co-Syndication Agent

By:	/s/ PJ Carini
Name:	PJ Carini
Title:	Managing Director

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

MUFG Bank, Ltd.

By:	/s/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Authorized Signatory

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

PNC BANK, NATIONAL ASSOCIATION, as a Lender/an Issuing Bank

By:	/s/ Arthur K. Brown III
Name:	Arthur K. Brown III
Title:	Assistant Vice President

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

TRUIST BANK, as a Lender, an Issuing Bank, a Co-Syndication Agent and a Documentation Agent

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

The Toronto-Dominion Bank, New York Branch, as a Lender and an Issuing Bank

By:	/s/ Maria Macchiaroli
Name:	Maria Macchiaroli
Title:	Authorized Signatory

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

Mizuho Bank, Ltd., as a Lender and Issuing Bank

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

CREDIT SUISSE AG, New York Branch, as a Lender and Issuing Bank

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name:	Michael Dieffenbacher
Title:	Authorized Signatory

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

Chase Lincoln First Commercial Corporation, as a Lender

By:	/s/ Joe Ferraiolo
Name:	Joe Ferraiolo
Title:	Executive Director

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

CITIBANK, N.A., as a Lender

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

Goldman Sachs Bank USA, as a Lender

By:	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Joe Lattanzi
Name:	Joe Lattanzi
Title:	Managing Director

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

JEFFERIES CAPITAL SERVICES, LLC, as a Lender

By:	/s/ Mark Sahler
Name:	Mark Sahler
Title:	Managing Director

[SIGNATURE PAGE TO SENIOR REVOLVING CREDIT FACILITY]

SCHEDULE A

PRICING GRID

SOFR Margin/ Base Rate Margin/ Commitment Fee Rate:	The amount on any date that corresponds to the Applicable Rating Level in effect on such date as set forth below:

Pricing Grid

Level	SOFR Margin	Base Rate Margin	Commitment Fee
I	1.25%	0.25%	0.15%
II	1.375%	0.375%	0.20%
III	1.625%	0.625%	0.25%
IV	1.750%	0.750%	0.30%
V	2.000%	1.000%	0.35%

A-1